                                                                    EXHIBIT 99.1



                            STOCK PURCHASE AGREEMENT

                                     AMONG

                            PRECISION SYSTEMS, INC.,

                                 BRUCE F. DYER,

                              PATRICIA A. SCHMITT

                                      AND

                             CHRISTINA J. COLLIGAN




                                OCTOBER 2, 1996

                              TABLE OF CONTENTS

                                                                                         PAGE
                                                                                         ----
ARTICLE I  SALE AND PURCHASE OF SHARES  . . . . . . . . . . . . . . . . . . . . . . . . .   1

         Section 1.1.    Purchase of Shares . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 1.2.    Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 1.3.    Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

ARTICLE II  REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE COMPANY  . . . . . . . . .   2

         Section 2.1.    Organization and Qualification; Subsidiaries . . . . . . . . . .   2
         Section 2.2.    Certificate of Incorporation and Bylaws  . . . . . . . . . . . .   3
         Section 2.3.    Capitalization . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Section 2.4.    No Conflict; Required Filings and Consents . . . . . . . . . . .   4
         Section 2.5.    Compliance; Permits  . . . . . . . . . . . . . . . . . . . . . .   5
         Section 2.6.    Financial Statements . . . . . . . . . . . . . . . . . . . . . .   5
         Section 2.7.    Absence of Certain Changes or Events . . . . . . . . . . . . . .   6
         Section 2.8.    Absence of Litigation  . . . . . . . . . . . . . . . . . . . . .   6
         Section 2.9.    Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Section 2.10.   Brokers  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Section 2.11.   Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . .   7
         Section 2.12.   Affiliate Arrangements . . . . . . . . . . . . . . . . . . . . .   8
         Section 2.13.   [Intentionally Omitted]  . . . . . . . . . . . . . . . . . . .     8
         Section 2.14.   Agreements, Leases and Licenses  . . . . . . . . . . . . . . . .   8
         Section 2.15.   Environmental and Health and Safety Matters  . . . . . . . . . .  10
         Section 2.16.   Intellectual Property  . . . . . . . . . . . . . . . . . . . . .  10
         Section 2.17.   Customer and Supplier Relationships; Warranty Claims . . . . . .  11
         Section 2.18.   Accounts Receivable and Notes Receivable . . . . . . . . . . . .  11
         Section 2.19.   Disclosure; Accuracy of Documents and Information  . . . . . . .  11

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF SELLING SHAREHOLDERS . . . . . . . . . . .  12

         Section 3.1.    Ownership of Shares  . . . . . . . . . . . . . . . . . . . . . .  12
         Section 3.2.    Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 3.3.    [Intentionally Omitted]  . . . . . . . . . . . . . . . . . . . .  12
         Section 3.4.    Non-Registration of Securities . . . . . . . . . . . . . . . . .  12
         Section 3.5.    Purchase for Investment Only . . . . . . . . . . . . . . . . . .  13
         Section 3.6.    Familiarity with the Company . . . . . . . . . . . . . . . . . .  13
         Section 3.7.    Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 3.8.    Ability to Evaluate Investment and Bear Economic Risk  . . . . .  14
         Section 3.9.    Compliance with the Securities Act . . . . . . . . . . . . . . .  14
         Section 3.10.   No Misrepresentations or Nondisclosures  . . . . . . . . . . . .  14

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF PSI . . . . . . . . . . . . . . . . . . . .  14

         Section 4.1.    Organization and Qualification; Subsidiaries . . . . . . . . . .  14
         Section 4.2.    Certificate of Incorporation and Bylaws  . . . . . . . . . . . .  15
         Section 4.3.    Capitalization . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 4.4.    Authority Relative to this Agreement . . . . . . . . . . . . . .  16
         Section 4.5.    No Conflict; Required Filings and Consents . . . . . . . . . . .  16
         Section 4.6.    Compliance; Permits  . . . . . . . . . . . . . . . . . . . . . .  17
         Section 4.7.    SEC Filings; Financial Statements  . . . . . . . . . . . . . . .  17
         Section 4.8.    Absence of Certain Changes or Events . . . . . . . . . . . . . .  18
         Section 4.9.    Absence of Litigation  . . . . . . . . . . . . . . . . . . . . .  18
         Section 4.10.   Brokers  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 4.11.   Board Approval . . . . . . . . . . . . . . . . . . . . . . . . .  19

ARTICLE V  CONDUCT AND TRANSACTIONS PRIOR TO CLOSING; ADDITIONAL AGREEMENTS . . . . . . .  19

         Section 5.1.    Information and Access . . . . . . . . . . . . . . . . . . . . .  19
         Section 5.2.    Conduct of Business of the Company . . . . . . . . . . . . . . .  19
         Section 5.3.    Conduct of Business of PSI . . . . . . . . . . . . . . . . . . .  21
         Section 5.4.    Agreements to Take Reasonable Action . . . . . . . . . . . . . .  22
         Section 5.5.    Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Section 5.6.    Registration Rights  . . . . . . . . . . . . . . . . . . . . . .  23
         Section 5.7.    Public Announcements . . . . . . . . . . . . . . . . . . . . . .  31
         Section 5.8.    Notification of Certain Matters  . . . . . . . . . . . . . . . .  32
         Section 5.9.    Release of Shareholder Guarantees  . . . . . . . . . . . . . . .  32


ARTICLE VI  CONDITIONS PRECEDENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

         Section 6.1.    Conditions to Each Party's Obligation to Close . . . . . . . . .  32
         Section 6.2.    Conditions of Obligations of PSI . . . . . . . . . . . . . . . .  33
         Section 6.3.    Conditions of Obligations of the Selling Shareholder . . . . . .  34

ARTICLE VII  [INTENTIONALLY OMITTED]  . . . . . . . . . . . . . . . . . . . . . . . . . .  34

ARTICLE VIII  INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

         Section 8.1.    Survival of Representations, Warranties and Covenants  . . . . .  34
         Section 8.2.    Indemnification by Selling Shareholders  . . . . . . . . . . . .  35
         Section 8.3.    Selling Shareholder Indemnification Payments . . . . . . . . . .  36
         Section 8.4.    Indemnification by PSI . . . . . . . . . . . . . . . . . . . . .  36
         Section 8.5.    Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 8.6.    Defense of Claims  . . . . . . . . . . . . . . . . . . . . . . .  37
         Section 8.7.    Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . .  37
         Section 8.8       Right of Contribution  . . . . . . . . . . . . . . . . . . . .  37
         Section 8.9       Exclusive Remedy . . . . . . . . . . . . . . . . . . . . . . .  38

ARTICLE IX  TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

         Section 9.1.    Termination  . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         Section 9.2.    Effect of Termination  . . . . . . . . . . . . . . . . . . . . .  39

ARTICLE X  GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

         Section 10.1.   Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         Section 10.2.   Extension; Waiver  . . . . . . . . . . . . . . . . . . . . . . .  39
         Section 10.3.   Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . .  39
         Section 10.4.   Severability . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         Section 10.5.   Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Section 10.6.   Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         Section 10.7.   Benefits; Assignment . . . . . . . . . . . . . . . . . . . . . .  41
         Section 10.8.   Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . .  41
         Section 10.9.   Choice of Forum; Venue . . . . . . . . . . . . . . . . . . . . .  41
         Section 10.10.  Interpretation . . . . . . . . . . . . . . . . . . . . . . . . .  42
         Section 10.11.  Fees and Expenses  . . . . . . . . . . . . . . . . . . . . . . .  42

EXHIBIT A        Allocation of Purchase Price

EXHIBIT B        Employment Agreement of Bruce F. Dyer

EXHIBIT C        [Intentionally Omitted]

EXHIBIT D        Legal Opinion of James N. Mancuso, Esquire

EXHIBIT E        Legal Opinion of Baker & McKenzie

                             INDEX OF DEFINED TERMS

  TERM                                                               SECTION
  ----                                                               -------
"Act" . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section 5.6(a)
"Acts"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 3.4
"Agreement" . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Preamble
"Approvals" . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 2.1
"BFD" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Preamble
"BFD Shares"  . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 1.1
"BFD Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Witnesseth
"Blue Sky Laws" . . . . . . . . . . . . . . . . . . . . . . . .  Section 4.5(b)
"Business Day"  . . . . . . . . . . . . . . . . . . . . . . . . . . Section 1.3
"Class B Stock" . . . . . . . . . . . . . . . . . . . . . . . . . . Section 4.3
"Closing" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 1.3
"Closing Date"  . . . . . . . . . . . . . . . . . . . . . . . . . . Section 1.3
"Common Stock"  . . . . . . . . . . . . . . . . . . . . . . . . . .  Witnesseth
"Commonly Controlled Entity"  . . . . . . . . . . . . . . . . . Section 2.11(a)
"Company" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Preamble
"Company Banker"  . . . . . . . . . . . . . . . . . . . . . . . .  Section 2.11
"Company Benefit Plans" . . . . . . . . . . . . . . . . . . . . Section 2.11(a)
"Company Common Stock"  . . . . . . . . . . . . . . . . . . . . . . Section 2.3
"Company Contracts" . . . . . . . . . . . . . . . . . . . . . . .  Section 2.14
"Company Disclosure Letter" . . . . . . . . . . . . . . . . . . . . Section 2.3
"Company Permits" . . . . . . . . . . . . . . . . . . . . . . .  Section 2.5(b)
"Employment Agreements" . . . . . . . . . . . . . . . . . . . . Section 2.11(e)
"Environmental Laws"  . . . . . . . . . . . . . . . . . . . . . .  Section 2.15
"ERISA" . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 2.11(a)
"ERISA Plan"  . . . . . . . . . . . . . . . . . . . . . . . . . Section 2.11(a)
"Exchange Act"  . . . . . . . . . . . . . . . . . . . . . . . .  Section 2.4(b)
"Financial Statements"  . . . . . . . . . . . . . . . . . . . .  Section 2.6(a)
"GAAP"  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section 4.7(b)
"Governmental Entity" . . . . . . . . . . . . . . . . . . . . .  Section 2.4(b)
"Indemnified Party" . . . . . . . . . . . . . . . . . . . . . .  Section 5.6(h)
"Indemnifying Party"  . . . . . . . . . . . . . . . . . . . . .  Section 5.6(h)
"Injunction"  . . . . . . . . . . . . . . . . . . . . . . . . .  Section 6.1(b)
"Intellectual Property" . . . . . . . . . . . . . . . . . . . . .  Section 2.16
"Losses"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 8.7
"Material Adverse Effect" . . . . . . . . . . . . . . . . . . . . . Section 2.1
"Multiemployer Plan"  . . . . . . . . . . . . . . . . . . . . . Section 2.11(a)
"Other Shareholders"  . . . . . . . . . . . . . . . . . . . . .  Section 5.6(b)
"PSI" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Preamble
"PSI Disclosure Letter" . . . . . . . . . . . . . . . . . . . . . . Section 4.3
"PSI Indemnitees" . . . . . . . . . . . . . . . . . . . . . . .  Section 8.2(b)
"PSI Preferred Stock" . . . . . . . . . . . . . . . . . . . . . . . Section 4.3
"PSI Permits" . . . . . . . . . . . . . . . . . . . . . . . . .  Section 4.6(b)

"PSI SEC Reports" . . . . . . . . . . . . . . . . . . . . . . . . . Section 4.7
"PSI Stock" . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 1.2
"Registrable Shares"  . . . . . . . . . . . . . . . . . . . . .  Section 5.6(a)
"Registration Expenses" . . . . . . . . . . . . . . . . . . . .  Section 5.6(a)
"Requested Shares"  . . . . . . . . . . . . . . . . . . . . . .  Section 5.6(c)
"Restricted Period" . . . . . . . . . . . . . . . . . . . . . . . . Section 1.4
"Rule 144"  . . . . . . . . . . . . . . . . . . . . . . . . . .  Section 5.6(a)
"Rule 145"  . . . . . . . . . . . . . . . . . . . . . . . . . .  Section 5.6(a)
"SEC" . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section 5.6(a)
"Selling Shareholders"  . . . . . . . . . . . . . . . . . . . . . . .  Preamble
"Shareholder Indemnitees" . . . . . . . . . . . . . . . . . . . . . Section 8.4
"Shelf Registration Statement"  . . . . . . . . . . . . . . . .  Section 5.6(b)
"Tax Return"  . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 2.9
"Taxes" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 2.9
"Termination Date"  . . . . . . . . . . . . . . . . . . . . . . . . Section 8.1
"Transfer Agent"  . . . . . . . . . . . . . . . . . . . . . . . . . Section 1.2

                            STOCK PURCHASE AGREEMENT



         THIS STOCK PURCHASE AGREEMENT (this "Agreement") is dated as of October 2, 1996, by and among PRECISION SYSTEMS, INC., a Delaware corporation ("PSI"), BRUCE F. DYER, an individual resident of the State of Nevada, PATRICIA
A. SCHMITT, an individual resident of the State of Nevada and CHRISTINA J. COLLIGAN, an individual resident of the State of Nevada (collectively the "Selling Shareholders").

                                  WITNESSETH:

         WHEREAS, PSI desires to purchase all of the capital stock (the "BFD Stock") of BFD Productions, Inc., a Nevada corporation (the "Company" or "BFD").

         WHEREAS, Bruce F. Dyer ("Dyer") owns 33.4% of the BFD Stock, Patricia
A. Schmitt owns 33.3% of the BFD Stock and Christina J. Colligan owns 33.3% of the BFD Stock.

         WHEREAS, the Selling Shareholders wish to exchange the shares of BFD Stock owned by them for common stock, par value $.01 per share ("Common Stock"), of PSI and cash on the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained in this Agreement, the parties agree as follows:


                                   ARTICLE I

                          SALE AND PURCHASE OF SHARES

         SECTION 1.1. PURCHASE OF SHARES. In reliance on the representations and warranties and other agreements contained herein and upon the terms and subject to the conditions set forth herein, on the Closing Date (as defined in Section 1.3) the Selling Shareholders will sell, transfer and deliver to PSI, and PSI will purchase from the Selling Shareholders, that number of shares of BFD Stock set forth opposite each Selling Shareholder's name on Exhibit A hereto (the "BFD Shares") free and clear of any liens, claims, encumbrances, security interests, options, charges and restrictions of any kind.

         SECTION 1.2. PURCHASE PRICE. In consideration of the transfer and sale of the BFD Shares to PSI pursuant to this Agreement, at the Closing PSI shall pay to the Selling Shareholders an aggregate purchase price consisting of Three Million Six Hundred Thousand Dollars ($3,600,000) as set forth below:

                 (a) PSI will issue, convey and deliver to the Selling Shareholders that number of shares of Common Stock as shall be determined by dividing the average of the last reported trading price of the Common Stock on the NASDAQ for the ten trading days immediately preceding the date of this Agreement into Two Million One Hundred Thousand Dollars ($2,100,000). The resulting quotient shall be the aggregate number of shares of Common Stock (the "PSI Stock") to be issued to the

Selling Shareholders at the Closing. Such number of shares shall be allocated among the Selling Shareholders in accordance with the percentages specified in Exhibit A. The number of shares issuable to each of the Selling Shareholders shall be rounded to the nearest whole number. PSI shall not be required to issue fractions of shares of Common Stock to the Selling Shareholders.

                 (b) PSI will pay to each of the Selling Shareholders in cash, in immediately available funds, that portion of One Million Five Hundred Thousand Dollars ($1,500,000) as set forth opposite each such Selling Shareholder's name on Exhibit A.

         SECTION 1.3. CLOSING. The closing of the transaction hereunder (the "Closing") will take place at 10:00 a.m. on a date (the "Closing Date") to be mutually agreed upon by the parties, which date shall be no later than the third Business Day (as defined below) after satisfaction of the latest to occur of the conditions set forth in Article VI, unless otherwise agreed to by the parties (the "Closing Date"). The Closing shall take place at the offices of Baker & McKenzie, 815 Connecticut Avenue, N.W., Washington, D.C. 20006, unless another place is agreed to in writing by the parties. As used in this Agreement, "Business Day" shall mean any day, other than a Saturday, Sunday or legal holiday on which banks are permitted to close in the City and State of New York.


                                   ARTICLE II

          REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE COMPANY

         The Selling Shareholders jointly and severally represent and warrant to PSI as follows:

         SECTION 2.1. ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each of the Company and its subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("Approvals") necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not, individually or in the aggregate, have a Material Adverse Effect (as defined below). Each of the Company and its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, have a Material Adverse Effect. When used in this Article II or elsewhere in this Agreement in connection with the Company or any of its subsidiaries, the term "Material Adverse Effect" means any change, event or effect that is materially adverse to the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole. Other than wholly owned subsidiaries and except as disclosed in the Company Disclosure Letter (as defined in Section 2.3), the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business, association or entity. Section
2.1 of the

Company Disclosure Letter sets forth (a) the name of each subsidiary of the Company, (b) the name of each corporation, company, partnership, joint venture or other entity (other than the subsidiaries of the Company) in which the Company has, or pursuant to any agreement has the right or obligation to acquire at any time by any means, directly or indirectly, an equity or debt (other than an extension of credit in the ordinary course of business) interest or investment (or otherwise to make a capital contribution), (c) in the case of each of such company described in clause (a) or (b) above, (i) the jurisdiction of incorporation, (ii) the capitalization thereof and the percentage of each class of capital stock or debt owned by the Company (or a subsidiary or other entity of the Company if indirectly owned), (iii) identification of any contractual limitations on the holder's ability to vote or alienate such securities, (iv) identification of any outstanding options or other rights to acquire securities of such corporation, and (v) identification of any other contractual charge or impediment which would materially limit or impair PSI's ownership of such entity or interest or its ability effectively to exercise the full rights of ownership of such entity or interest, and (d) in the case of each of such unincorporated entities, information substantially equivalent to that provided pursuant to clause (c) above with regard to corporate entities.

         SECTION 2.2. CERTIFICATE OF INCORPORATION AND BYLAWS. The Company has previously furnished to PSI a complete and correct copy of the certificate of incorporation and bylaws or other relevant constituent documents, as amended to date, of the Company and each of its subsidiaries. Such certificate of incorporation, bylaws and other documents are in full force and effect.
Neither the Company nor any of its subsidiaries is in violation of any of the provisions of its certificate of incorporation or bylaws or equivalent organizational documents.

         SECTION 2.3. CAPITALIZATION. The authorized capital stock of the Company consists of 2,500 shares of common stock no par value per share ("Company Common Stock"). As of the date hereof, 2,500 shares of Company Common Stock were issued and outstanding all of which are validly issued, fully paid and nonassessable, and not subject to preemptive rights. Except as set forth in this Section 2.3 or as disclosed in the disclosure letter delivered by the Company to PSI (the "Company Disclosure Letter"), as of the date of this Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments, in each case to which the Company or any of its subsidiaries is a party, of any character relating to the issued or unissued capital stock of the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to issue or sell any shares of capital stock of, or other equity interests in, the Company or any of its subsidiaries. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth in
Section 2.3 of the Company Disclosure Letter, there are no obligations, contingent or otherwise, of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of Company Common Stock or the capital stock of any subsidiary or to provide funds to or make any material investment (in the form of a loan, capital contribution or otherwise) in any such subsidiary or any other entity other than guarantees of obligations of subsidiaries entered into in the ordinary course of business. The Company has no subsidiaries.

         SECTION 2.4.     NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

                 (a) The execution and delivery of this Agreement by the Selling Shareholders does not, and the performance of their obligations hereunder and the consummation of the transactions contemplated hereby will not (i) conflict with or violate the certificate of incorporation, bylaws or equivalent organizational documents of the Company or any of its subsidiaries; (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which any of their respective properties is bound or affected; or (iii) except as set forth in Section 2.4 of the Company Disclosure Letter, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or alter the rights or obligations of any third party or the Company or its subsidiaries under, or give to others any rights of termination, amendment, acceleration, increased payments pursuant to or cancellation of, or result in the creation of a lien or other encumbrance on any of the properties or assets of the Company or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective properties are bound or affected, except, in the case of clauses (ii) and (iii) above, for any such conflicts, violations, breaches, defaults or other alterations or occurrences that would not prevent or delay consummation of the transaction hereunder in any material respect, or otherwise prevent the Company from performing its obligations under this Agreement in any material respect, and would not have, individually or in the aggregate, a Material Adverse Effect. Section 2.4 of the Company Disclosure Letter lists all material consents, waivers and approvals under any agreements, contracts, licenses or leases required to be obtained by the Company or its subsidiaries in connection with the consummation of the transactions contemplated hereby.

                 (b) The execution and delivery of this Agreement by the Selling Shareholders does not, and the performance of its obligations hereunder and the consummation of the transactions contemplated hereby by the Company will not, require any consent, approval, authorization or permit of, or registration or filing with or notification to, any court, administrative agency, commission, governmental or regulatory authority, domestic or foreign (a "Governmental Entity"), except (i) the filing of documents to satisfy the applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and state takeover laws, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications (A) would not prevent or delay consummation of the transaction in any material respect or otherwise prevent or delay in any material respect the Company from performing its obligations under this Agreement or (B) would not, individually or in the aggregate, have a Material Adverse Effect.

         SECTION 2.5.     COMPLIANCE; PERMITS.

                 (a) Neither the Company nor any of its subsidiaries is in conflict with, or in default or violation (or in a situation which, after the giving of notice or passage of time or both, would constitute a default or violation) of, (i) any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which any of their respective properties is bound, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective properties is bound, except for any conflicts, defaults or violations which do not and would not have, individually or in the aggregate, a Material Adverse Effect.

                 (b) The Company and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals from governmental authorities which are material to operation of the business of the Company and its subsidiaries taken as a whole (collectively, the "Company Permits"). The Company and its subsidiaries are in compliance with the terms of the Company Permits, except where the failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect.

         SECTION 2.6.     FINANCIAL STATEMENTS.

                 (a) The Company has delivered to PSI the Company's completed financial statements (balance sheet, statement of operations, statement of stockholders equity and statement of cash flows) as at September 30, 1993, 1994 and 1995 and for the twelve month periods ending thereon (including, in each case, any related notes thereto) (the "Financial Statements"). The Financial Statements have been prepared in accordance with tax accounting principles ("TAP") applied on a consistent basis throughout the periods involved. The Financial Statements each fairly presented the consolidated financial position of the Company and its consolidated subsidiaries in all material respects as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated.

                 (b) The Company does not have any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the financial statements prepared in accordance with TAP applied on a consistent basis throughout the periods involved which are, individually or in the aggregate, material to the business, results of operations or financial condition of the Company taken as a whole, except liabilities (i) set forth in Section 2.6 of the Company Disclosure Letter or provided for in the Company's balance sheet as of September 30, 1995, or (ii) incurred since September 30, 1995 in the ordinary course of business. Except as disclosed in the Financial Statements or the Company Disclosure letter, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

         SECTION 2.7. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in Section 2.7 of the Company Disclosure Letter, since September 30, 1995, (a) the Company and its subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and have not taken any of the actions set forth in paragraphs (a) through (j) of Section 5.2, and (b) there has not been (i) any transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business), individually or in the aggregate, having or which could reasonably be expected to have a Material Adverse Effect, or (ii) any material change by the Company in its accounting methods, principles or practices.

         SECTION 2.8.     ABSENCE OF LITIGATION.  Except as disclosed in
Section 2.8 of the Company Disclosure Letter, there are no claims, actions, suits, investigations or proceedings pending or, to the knowledge of the Selling Shareholders, threatened against the Company or any of its subsidiaries, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, that, individually or in the aggregate, would have a Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any of its subsidiaries having or which would have a Material Adverse Effect.

         SECTION 2.9. TAXES. Except as set forth in Section 2.9 of the Company Disclosure Letter, the Company and each of its subsidiaries, and any consolidated, combined, unitary or aggregate group for Tax (as defined below) purposes of which the Company or any of its subsidiaries is or has been a member has timely filed all Tax Returns (as defined below) required to be filed by it or requests for extensions to file such returns have been timely filed, granted and have not expired, except to the extent that such failures to file or to have extensions granted that remain in effect individually and in the aggregate would not have a Material Adverse Effect, and all such returns were complete and accurate in all material respects. The Company has paid, or made provision for the payment of (which provision is reflected on the Financial Statements), all Taxes that have or may become due pursuant to the Tax Returns or otherwise. In addition, (a) no material claim for unpaid Taxes has become a lien against the property of the Company or is being asserted against the Company, (b) no audit of any Tax Return of the Company is being conducted by a Tax authority (i) as of the date of this Agreement and (ii) which, as of the Closing Date, has had or could reasonably be expected to have a Material Adverse Effect and (c) no extension of the statute of limitations on the assessment of any Taxes has been granted by the Company and is currently in effect (i) as of the date of this Agreement and (ii) which, as of the Closing Date, has had or could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves with respect to Taxes on the books of the Company are adequate and are at least equal to the Company's liability for Taxes. All Taxes that the Company is or was required to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the appropriate Tax authority. As used herein, "Taxes" shall mean all taxes of any kind, including, without limitation, those on or measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority, domestic or foreign. As used herein, "Tax Return" shall mean any return, report or statement required to be filed with any governmental authority with respect to Taxes.

         SECTION 2.10. BROKERS. Except as set forth on Section 2.10 of the Company Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transaction hereunder and the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

         SECTION 2.11.    EMPLOYEE BENEFIT PLANS.

                 (a) The Company has delivered or made available to PSI prior to the execution of this Agreement true and complete copies (or, in the case of bonus or other incentive plans, summaries thereof) of all material pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus or other material incentive plans, all other material written employee programs, arrangements or agreements, whether arrived at through collective bargaining or otherwise, all material medical, vision, dental or other health plans, all life insurance plans and all other material employee benefit plans or fringe benefit plans, including, without limitation, all "employee benefit plans" as that term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), currently adopted, maintained by, sponsored in whole or in part by, or contributed to by the Company or any entity required to be aggregated with the Company pursuant to Section 414 of the Code (each, a

"Commonly Controlled Entity") for the benefit of employees, retirees, dependents, spouses, directors, independent contractors or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors or other beneficiaries are eligible to participate (collectively, the "Company Benefit Plans"). Any of the Company Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as an "ERISA Plan." Except as disclosed on Section 2.11 of the Company Disclosure Letter, no Company Benefit Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA (a "Multiemployer Plan"). Neither the Company nor any Commonly Controlled Entity has completely or partially withdrawn from any Multiemployer Plan. Neither the Company nor any Commonly Controlled Entity has suffered a 70% decline in "contribution base units" (within the meaning of Section 4205(b)(1)(A) of ERISA) in any plan year beginning after 1988. No termination liability to the Pension Benefit Guaranty Corporation or withdrawal liability to any Multiemployer Plan that is material in the aggregate has been or is reasonably expected to be incurred with respect to any Multiemployer Plan by the Company or any Commonly Controlled Entity.

                 (b) All Company Benefit Plans are in compliance with the applicable terms of ERISA and the Code and any other applicable laws, rules and regulations the breach or violation of which could result in a material liability to the Company or any Commonly Controlled Entity.

                 (c) No ERISA Plan which is a defined benefit pension plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, and the present fair market value of the assets of any such plan equals or exceeds the plan's "benefit liabilities," as that term is defined in Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan terminated in accordance with all applicable legal requirements.

                 (d) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any material payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of the Company or any of its affiliates from the Company or any of its affiliates under any Company Benefit Plan or otherwise or (ii) materially increase any benefits otherwise payable under any Company Benefit Plan.

                 (e) Except as set forth on Section 2.11 of the Company Disclosure Letter, there are no employment, consulting, severance pay, continuation pay, termination pay or indemnification agreements or other similar agreements of any nature whatsoever (collectively, "Employment Agreements") between the Company on the one hand, and any current or former stockholder, officer, director, employee, consultant, or agent of the Company, on the other hand, that are currently in effect. Except as set forth on
Section 2.11 of the Company Disclosure Letter, there are no Employment Agreements or any other similar agreements to which the Company is a party under which the transactions contemplated by this Agreement (i) will require any payment by the Company or PSI, or any consent or waiver from any stockholder, officer, director, employee, consultant or agent of the Company or PSI, or (ii) will result in any change in the nature of any rights of any stockholder, officer, director, employee, consultant or agent of the Company under any such Employment Agreement or other similar agreement.

         SECTION 2.12.    AFFILIATE ARRANGEMENTS.  Except as set forth in
Schedule 2.14 of the Company

Disclosure Letter, there exist no other contracts, agreements or understandings (whether oral or written) between or among the Company and its subsidiaries, on the one hand, and any affiliates of the Company (as such term is defined in Rule 144 under the Act) other than such contracts, agreements and understandings relating to the ordinary course of business operations of the Company.

         SECTION 2.13.    [Intentionally Omitted].

         SECTION 2.14. AGREEMENTS, LEASES AND LICENSES. Section 2.14 of the Company Disclosure Letter contains a list of all:

                 (i) leases, licenses, contracts and agreements calling for payments to or from the Company in an amount exceeding $25,000 per year,

                 (ii) contracts in an amount exceeding $25,000 that provide for the sale, lease, license or other disposition (other than in the normal course of business) by the Company of any of its material assets,

                 (iii) contracts that grant to any third party any exclusive rights of any kind with respect to any of the Company's products or services,

                 (iv) contracts with officers, employees, agents, consultants, advisors, salesmen, sales representatives, distributors or dealers of the Company that are not cancelable by it on notice of not longer than thirty (30) days and any employment agreement or other agreement providing for the payment of any severance compensation for the provision, vesting and/or acceleration of any employee benefits following a change in ownership or control of the Company,

                 (v) contracts that restrict the Company from competing with any person or from carrying on its business anywhere in the world, and including all amendments or modifications thereto,

                 (vi) any employee collective bargaining agreement or other contract with any labor union,

                 (vii) any agreement or contract under which the Company issued any note, bond, indenture or other evidence of indebtedness or directly or indirectly guaranteed indebtedness, liabilities or obligations of others (other than endorsements for the purpose of collection in the ordinary course of business), and

                 (viii) any partnership agreement or other joint venture agreement to which the Company is a party (collectively the "Company Contracts").

         Each of the Company Contracts is valid, binding, effective, and enforceable against the Company and each other party thereto in accordance with its terms, without any defenses, setoffs, counterclaims or disputes of any nature and is in full force and effect. The Company is not in default under any of the Company Contracts and, to the best knowledge of the Selling Shareholders, no other party to any of the Company Contracts is in default thereunder, and to the knowledge of the Selling Shareholders no event has occurred which with the passage of time or the giving of notice or both would constitute a default under any of the Company Contracts, except for defaults that in the aggregate have no Material Adverse Effect. No purchase commitment for materials, supplies, component parts or items of inventory of the business to which the Company is a party is in excess of the ordinary, normal, usual and current requirements of the business of the Company or at a price in excess of the current reasonable market price. No Company Contract obligates the Company (i) to provide products or services to third parties which the Company knows or has reason to believe are at prices which would result in a net loss on the sale or provision of such products or services, or which are pursuant to terms or conditions it cannot reasonably expect to satisfy or fulfill in their entirety, or (ii) to purchase or acquire from third parties services, information, products, inventory or equipment in excess of the normal, ordinary, usual and current requirements of the Company's business or, to the best of the Selling Shareholders' knowledge, at a price in excess of the current reasonable market price. The Company has not received notice that any party to any of the Company Contracts intends to cancel or terminate any Company Contract.

         SECTION 2.15.    ENVIRONMENTAL AND HEALTH AND SAFETY MATTERS.  The
                                  Company is in compliance with any applicable environmental laws, regulations and ordinances relating to pollution, safety, health or protection of the environment, including, without limitation, those relating to containment, emissions, discharges, releases or threatened releases of hazardous substances into the environment (the "Environmental Laws"), except where failure to so comply would not have a Material Adverse Effect as currently conducted or as anticipated to be conducted. The Company has not received notice (from a court, governmental agency or otherwise) that it has any potential liability with respect to any violation or alleged violation of any Environmental Law.

         SECTION 2.16. INTELLECTUAL PROPERTY. None of the patents, trademarks, service marks, trade names, trade secrets, copyrights and any other material intellectual property rights that are used in and material to the business of the Company (the "Intellectual Property"), has been held or stipulated to be invalid in any litigation or proceeding to which the Company is a party or of which Selling Shareholders have knowledge. Except as disclosed in Section 2.16 of the Company Disclosure Letter, the validity of the Intellectual Property, and of the Company's rights to the Intellectual Property, has not been questioned in any litigation or proceeding currently pending or which (to Selling Shareholders' knowledge) has been threatened, and to Selling Shareholders' knowledge there exists no basis for a claim against the Company for infringement of any third party's intellectual property.
Except as disclosed in Section 2.16 of the Company Disclosure Letter, the Company has not received notice to the effect that any product which it makes or sells, or the distribution or use by it or another of any such product, or any service it performs in the course of its business, may infringe any trademark, service mark, trade name, copyright, patent, trade secret, or similar legally protectable right of another. The Company has not entered into or become party to any material development, work for hire, license or other agreement pursuant to which any third party has secured the right or obligation to use, or granted others the right or obligation to use, any trademarks, service marks, trade names, copyrights, patents or know-how or any other intellectual property right relating to the business of the Company. The Selling Shareholders are not aware of any infringement of the Intellectual Property by third parties, and Company has not received any communication from any governmental agency stating that the

Company is not entitled to register, or receive patents for, any of its Intellectual Property. None of the Company's employees or consultants is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote and secure the Intellectual Property of the Company or that would conflict with its business as conducted. Each of the Company's employees and consultants who participate in the creation of Intellectual Property, past and present have executed, enforceable agreements with the Company assigning or licensing his or her rights in any Intellectual Property to the Company. The Company does not currently utilize any inventions of any of its employees or consultants made prior to their employment by the Company (except for inventions that the Company currently owns or has a right to utilize). No unlicensed invention that is owned by any employee or consultant of the Company is necessary for the conduct of the Company business as presently conducted. The Company is not making unauthorized use of any confidential information of third parties nor any confidential information in which any of its present or past employees or other service providers, has claimed a proprietary interest; and the Selling Shareholders are not aware of any facts that would give rise to such a claim.

         SECTION 2.17. CUSTOMER AND SUPPLIER RELATIONSHIPS; WARRANTY CLAIMS. Other than as set forth in Section 2.17 of the Company Disclosure Letter, there is no basis for any charge-backs against recorded income for any period prior to Closing other than in the ordinary course of business. Other than as set forth in Section 2.17 of the Company Disclosure Letter, the Company has not received any notice that any customer (other than in the ordinary course of business) intends to discontinue or alter the prices or terms of, or substantially diminish, its relationship with the Company which would have a Material Adverse Effect. Other than as set forth in Section 2.17 of the Company Disclosure Letter, there are no outstanding warranty claims against the Company with respect to products sold or services rendered by the Company or any of its subsidiaries.

         SECTION 2.18. ACCOUNTS RECEIVABLE AND NOTES RECEIVABLE. The accounts receivable and notes receivable of the Company, other than those listed in Section 2.18 of the Company Disclosure Letter, reflected on the Balance Sheet of the Company as of September 30, 1995 represent bona fide claims which the Company has against debtors for sales or services arising on or before such date, are not subject to counterclaims, setoffs or deductions of any kind, and are not subject to additional requirements of performance by the Company. The aggregate amount of customer advance payments (i.e., payments in excess of actual work performed or materials supplied as of the date of such payment) received by the Company with respect to such accounts receivable does not exceed the amount reflected on the Balance Sheet of the Company as of September 30, 1995. Substantially all of the accounts receivable and notes receivable have been created since September 30, 1995, pursuant to shipments of goods or services conforming to the terms of purchase orders executed by and received from unrelated third parties in the normal course of business. Such receivables have been recorded in accordance with the Company's historical revenue recognition policy. Except as disclosed in Section 2.18 of the Company Disclosure Letter, no account debtor is delinquent in its payment by more than ninety days, no account debtor has refused to pay its obligations for any reason, to the best knowledge of Selling Shareholders, no account debtor is insolvent and no account receivable is pledged to any third party by the Company.

         SECTION 2.19.    DISCLOSURE; ACCURACY OF DOCUMENTS AND INFORMATION.
No representation, warranty or statement made by Selling Shareholders in this Agreement, or any document furnished by the Company pursuant to the terms of this Agreement when taken together with this Agreement in its entirety and all such documents, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.


                                  ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF SELLING SHAREHOLDERS

         Each of the Selling Shareholders, severally and not jointly, represents and warrants to PSI as follows:

         SECTION 3.1. OWNERSHIP OF SHARES. Each Selling Shareholder owns that number of BFD Shares set forth opposite his, her or its name in Exhibit A hereto of record and beneficially, free and clear of any liens, claims, encumbrances or restrictions. Each Selling Shareholder has good and marketable title to his respective BFD Shares and has the absolute right, power and capacity to sell, assign and deliver his, her or its BFD Shares to PSI, free and clear of all liens, claims, encumbrances and restrictions. The BFD Shares of each Selling Shareholder to be delivered to PSI will not, as of the Closing, be subject to any proxy or other restriction that would in anyway limit the ability of the holder thereof to vote such BFD Shares or otherwise exercise any rights or privileges of a holder of shares of capital stock under the laws of the State of Nevada.

         SECTION 3.2. AUTHORITY. Each Selling Shareholder has all necessary power and authority to execute and deliver this Agreement and to perform his, her or its obligations hereunder. The execution and delivery of this Agreement by each Selling Shareholder and the consummation by each Selling Shareholder of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of each Selling Shareholder and no other proceedings on the part of any Selling Shareholder are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by each Selling Shareholder and, assuming the due authorization, execution and delivery by PSI, constitutes the legal and binding obligation of each Selling Shareholder, enforceable against each Selling Shareholder in accordance with its terms, subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors' rights generally and (b) the availability of injunctive relief and other equitable remedies.

         SECTION 3.3.     [INTENTIONALLY OMITTED]

         SECTION 3.4. NON-REGISTRATION OF SECURITIES. Each Selling Shareholder has been advised that the issuance of PSI Shares at the Closing will not be registered with the Securities and Exchange Commission under the Act, or under the securities or "blue sky" laws of any state (collectively, along with the Securities Exchange Act of 1934, the "Acts"), and such shares are being issued in reliance on Regulation D and that PSI is relying on the truth and accuracy of the representations, warranties, agreements, acknowledgements and understandings of each of the Selling Shareholders set forth in this Agreement in order to determine the applicability of such provisions. Each Selling Shareholder understands that the PSI Shares will be considered "restricted securities" within the meaning of Rule 144 under the Act; that Rule 144 may not be available to exempt from the registration requirements of the Act the sale of such "restricted securities"; that if Rule 144 is available, sales may be made in reliance upon Rule 144 only in accordance with the terms and conditions of Rule 144, which among other things generally requires that the PSI Shares be held for at least two years and that sales shall be made in limited amounts; and that, if an exemption for such sales by such Selling Shareholder is not available, registration of the PSI Shares may be required. Until such time as the legend shall be removed pursuant to Section 5.6(d)(x), the certificates representing such PSI Shares shall bear the following legend:

                 THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED PURSUANT TO A NON-PUBLIC OFFERING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS, AND THEREFORE CANNOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR ASSIGNED UNLESS THEY ARE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER ALL APPLICABLE STATE SECURITIES LAWS, OR UNLESS AN EXEMPTION THEREFROM IS AVAILABLE.

         SECTION 3.5. PURCHASE FOR INVESTMENT ONLY. The PSI Shares being acquired or to be acquired by the Selling Shareholders hereunder are being acquired or will be acquired by the Selling Shareholders solely for their own account, for investment and not with a view toward resale or other distribution within the meaning of the Act.

         SECTION 3.6. FAMILIARITY WITH THE COMPANY. Each Selling Shareholder is familiar with the business which is conducted by PSI, including financial matters relating to such business; each Selling Shareholder has been given the opportunity to ask questions of, and receive answers from, the principal officers of PSI regarding the business and financial affairs of PSI and the terms and conditions of the transaction to be consummated hereunder; and each Selling Shareholder has had further opportunity to obtain any additional information necessary to verify the accuracy of the foregoing information.

         SECTION 3.7. DISCLOSURE. Each Selling Shareholder has received copies of the PSI SEC Reports (as hereinafter defined) and has relied upon independent investigation in determining to enter into this Agreement and not relied upon any information or representations made by third parties. The disclosure documents received by each Selling Shareholder included statements to the effect that the PSI Shares will not be registered under the Act and may be subject to limitations on resale unless the Shares are registered or unless such resale is exempt from or not subject to the registration requirements of the Act.

         SECTION 3.8. ABILITY TO EVALUATE INVESTMENT AND BEAR ECONOMIC RISK. Each Selling Shareholder has such knowledge and experience in financial and business matters that he/she/it is capable of evaluating the merits and risks of his/her/its investment in the PSI Shares; and he/she/it understands and is able to bear any economic risks associated with such investment (including the necessity of holding the PSI Shares for an indefinite period of time, inasmuch as the PSI Shares have not been registered under the Act and may not be transferred except in compliance with the Act and the inherent risk of losing all or part of the investment in the PSI Shares). Each Selling

Shareholder has relied upon his/her/its own accountants, outside auditors, financial and tax advisors and legal counsel for matters relating to the accounting, tax, financial and legal treatment and effects to him/her/it of the acquisition of the PSI Shares by him/her/it and of the consummation by him/her/it of the transactions contemplated hereunder to be consummated by him/her/it.

         SECTION 3.9. COMPLIANCE WITH THE SECURITIES ACT. Each Selling Shareholder agrees that it will not sell, transfer, hypothecate or otherwise dispose of any PSI Shares without registration under the Act or pursuant to an exemption from registration.

         SECTION 3.10. NO MISREPRESENTATIONS OR NONDISCLOSURES. Neither this Agreement nor any Exhibit attached hereto contains any untrue statement by any of the Selling Shareholders of a material fact or omits to state a material fact necessary in order to make the statements by the Selling Shareholders contained herein or therein not misleading in light of the circumstances under which they are made.


                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF PSI

         PSI represents and warrants to the Selling Shareholders, as follows:

         SECTION 4.1. ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. PSI is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each of PSI and its subsidiaries is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not, individually or in the aggregate, have a Material Adverse Effect (as defined below). Each of PSI and its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, have a Material Adverse Effect. When used in this Agreement in connection with PSI or any of its subsidiaries, the term "Material Adverse Effect" means any change, event or effect that is materially adverse to the business, financial condition or results of operations of PSI and its subsidiaries taken as a whole. Other than wholly owned subsidiaries and except as disclosed in the PSI SEC Reports (as defined in Section 4.7(a)) or Section
4.1 of the PSI Disclosure Letter, PSI does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business, association or entity.

         SECTION 4.2. CERTIFICATE OF INCORPORATION AND BYLAWS. PSI has previously furnished to the Company a complete and correct copy of the certificate of incorporation and bylaws as amended to date of PSI and each of its subsidiaries. Such certificates of incorporation and bylaws are in full force and effect. Neither PSI nor any of its subsidiaries is in violation of any of the provisions of its certificate of incorporation or bylaws or equivalent organizational documents.

         SECTION 4.3. CAPITALIZATION. As of the date hereof, the authorized capital stock of PSI consists of (a) 30,000,000 shares of Common Stock and 2,415,945 shares of Class B Common Stock, par value $0.01 per share (the "Class B Stock"), and (b) 50,000 shares of Preferred Stock, par value $.01 per share, of PSI (the "PSI Preferred Stock"), 10,000 of which have been designated as Series A Preferred Stock and are issued and outstanding. As of the date hereof, (i) 17,160,220 shares of Common Stock were issued and outstanding and no shares of Class B Stock were issued and outstanding, all of which Common Stock is validly issued, fully paid and nonassessable and not subject to any preemptive rights, (ii) 132,937 shares of Common Stock were held in treasury by PSI or by subsidiaries of PSI and (iii) options to purchase not more than 4,500,000 shares of Common Stock were outstanding under PSI's 1992 Stock Option and Restricted Stock Plan, PSI's Stock Option Plan for Outside Directors, and under equity compensation arrangements. Except as set forth in
Section 4.3 of the PSI Disclosure Letter (as defined below), no change in such capitalization has occurred between April 30, 1996 and the date hereof except issuances of Common Stock upon exercise of outstanding options. All of the outstanding shares of PSI's capital stock have been duly authorized and validly issued and are fully paid and nonassessable and not subject to preemptive rights. Except as set forth in this Section 4.3 or as disclosed in the disclosure letter delivered by PSI to the Company (the "PSI Disclosure Letter"), as of the date of this Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments, in each case to which PSI or any of its subsidiaries is a party, of any character relating to the issued or unissued capital stock of PSI or any of its subsidiaries or obligating PSI or any of its subsidiaries to issue or sell any shares of capital stock of, or other equity interests in, PSI or any of its subsidiaries. All shares of Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall, and the shares of Common Stock to be issued pursuant to the transaction hereunder will be, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth in
Section 4.3 of the PSI Disclosure Letter, there are no obligations, contingent or otherwise, of PSI or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of Common Stock or the capital stock of any subsidiary or to provide funds to or make any material investment (in the form of a loan, capital contribution or otherwise) in any such subsidiary or any other entity other than guarantees of obligations of subsidiaries entered into in the ordinary course of business. All of the outstanding shares of capital stock of each of PSI's subsidiaries is duly authorized, validly issued, fully paid and nonassessable and all such shares are owned by PSI or another subsidiary free and clear of all security interests, liens, claims, pledges, agreements, limitations in PSI's voting rights, charges or other encumbrances of any nature whatsoever.

         SECTION 4.4. AUTHORITY RELATIVE TO THIS AGREEMENT. PSI has all necessary corporate power and authority to execute and deliver this Agreement, and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by PSI and the consummation by PSI of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of PSI and no other corporate proceedings on the part of PSI are necessary to authorize this Agreement, or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by PSI and, assuming the due authorization, execution and delivery by the Company, constitutes the legal and binding obligations of PSI, enforceable against PSI in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors' rights generally and
(ii) the availability of injunctive relief and other equitable remedies.

         SECTION 4.5.     NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

                 (a) The execution and delivery of this Agreement by PSI do not, and the performance of its respective obligations hereunder and the consummation of the transactions contemplated hereby by PSI will not, (i) conflict with or violate the certificate of incorporation or bylaws of PSI or any of its subsidiaries; (ii) subject to compliance with the requirements set forth in Section 4.5(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to PSI or any of its subsidiaries or by which their respective properties are bound or affected; or
(iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or alter the rights or obligations of any third party or PSI or its subsidiaries under, or give to others any rights of termination, amendment, acceleration, increased payments pursuant to or cancellation of, or result in the creation of a lien or other encumbrance on any of the properties or assets of PSI or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which PSI or any of its subsidiaries is a party or by which PSI or any of its subsidiaries or any of their respective properties are bound or affected, except in the cases of clauses (ii) and (iii) above, for any such conflicts, violations, breaches, defaults or other alterations or occurrences that would not prevent or delay consummation of the transaction hereunder in any material respect, or otherwise prevent PSI from performing their respective obligations under this Agreement in any material respect, and would not have, individually or in the aggregate, a Material Adverse Effect. Section 4.5 of the PSI Disclosure Letter lists all material consents, waivers and approvals under any agreements, contracts, licenses or leases required to be obtained by PSI or its subsidiaries in connection with the consummation of the transactions contemplated by this Agreement.

                 (b) The execution and delivery of this Agreement by PSI do not, and the performance of their respective obligations hereunder and the consummation of the transactions contemplated hereby by PSI will not, require any consent, approval, authorization or permit of, or registration or filing with or notification to, any Governmental Entity except (i) the filing of documents to satisfy the applicable requirements, if any, of the Exchange Act and state takeover laws, (ii) filings under the rules and regulations of the NASD, (iii) filings under state securities laws ("Blue Sky Laws"), and (iv) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications (A) would not prevent or delay consummation of the transaction hereunder in any material respect or otherwise prevent or delay in any material respect PSI from performing its respective obligations under this Agreement or (B) would not have, individually or in the aggregate, a Material Adverse Effect.

         SECTION 4.6.     COMPLIANCE; PERMITS.

                 (a) Neither PSI nor any of its subsidiaries is in conflict with, or in default or violation (or in a situation which, after the giving of notice or passage of time or both, would constitute a default or violation) of, (i) any law, rule, regulation, order, judgment or decree applicable to PSI or any of its subsidiaries or by which any of their respective properties is bound, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which PSI or any of its subsidiaries is a party or by which PSI or any of its subsidiaries or any of their respective properties is bound, except for any such conflicts, defaults or violations which do not and would not have, individually or in the aggregate, a Material Adverse Effect.

                 (b) PSI and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals from governmental authorities which are material to the operation of the business of PSI and its subsidiaries taken as a whole (collectively, the "PSI Permits"). PSI and its subsidiaries are in compliance with the terms of the PSI Permits, except where the failure to so comply would not have a Material Adverse Effect.

         SECTION 4.7.     SEC FILINGS; FINANCIAL STATEMENTS.

                 (a) PSI has made available to the Selling Shareholders a correct and complete copy of each report, schedule, registration statement and definitive proxy statement filed by PSI with the SEC on or after August 31, 1993 and prior to the date of this Agreement (the "PSI SEC Reports"), which are all the forms, reports and documents required to be filed by PSI with the SEC since August 31, 1993. As of their respective dates, the PSI SEC Reports and any forms, reports and other documents filed by PSI after the date of this Agreement (i) complied or will comply in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable thereto, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing) or will not at the time they are filed contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. None of PSI's subsidiaries is required to file any reports or other documents with the SEC.

                 (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the PSI SEC Reports complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, had been prepared in accordance with generally accepted accounting principles consistently applied ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) and each fairly presented the consolidated financial position of PSI and its consolidated subsidiaries in all material respects as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated (subject, in the case of the unaudited interim financial statements, to non-normal audit adjustments, which were not and are not expected, individually or in the aggregate, to be material in amount).

                 (c) Except as disclosed in Section 4.7 of the PSI Disclosure Letter, neither PSI nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of PSI and its subsidiaries taken as a whole, except liabilities (i) provided for in PSI's balance sheet as of May 31, 1996 filed in the PSI SEC Reports or (ii) incurred since May 31, 1996 in the ordinary course of business, none of which are material to the business, results of operations or financial condition of PSI and its subsidiaries, taken as a whole.

         SECTION 4.8. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the PSI SEC Reports or in Section 4.8 of the PSI Disclosure Letter or as contemplated by this Agreement, since May 31, 1995, (a) PSI and its subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and have not taken any of the actions set forth in Section 5.3(b), and (b) there has not been (i) any transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business), individually or in the aggregate, having or which could reasonably be expected to have a Material Adverse Effect or (ii) any material change by PSI in its accounting methods, principles or practices except as required by concurrent changes in GAAP.

         SECTION 4.9.     ABSENCE OF LITIGATION.  Except as disclosed in
Section 4.9 of the PSI Disclosure Schedule, there are no claims, actions, suits, investigations or proceedings pending or, to the best knowledge of PSI, threatened against PSI or any of its subsidiaries before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, that, individually or in the aggregate, would have a Material Adverse Effect on PSI, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against PSI or any of its subsidiaries having or which would have a Material Adverse Effect.

         SECTION 4.10. BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transaction hereunder and the transactions contemplated by this Agreement based upon arrangements made by or on behalf of PSI.

         SECTION 4.11. BOARD APPROVAL. The Board of Directors of PSI has, prior to this Agreement, approved this Agreement and the transactions contemplated hereby and determined that the transaction hereunder is fair to and in the best interests of the stockholders of PSI.


                                   ARTICLE V

                       CONDUCT AND TRANSACTIONS PRIOR TO
                         CLOSING; ADDITIONAL AGREEMENTS

         SECTION 5.1. INFORMATION AND ACCESS. From the date of this Agreement and continuing until the Closing Date, the Company and PSI each agrees as to itself and its subsidiaries that it shall afford and, with respect to clause (b) below, shall cause its independent auditors to afford, (a) to the officers, independent auditors, counsel and other representatives of the other reasonable access to its and its subsidiaries' properties, books, records (including Tax Returns filed and those in preparation) and personnel in order that the other may have a full opportunity to make such investigation as it reasonably desires to make of each, and (b) to the independent auditors of the other, reasonable access to the audit work papers and other records of its independent auditors. No investigation pursuant to this Section 5.1 shall affect or otherwise obviate or diminish any representations and warranties of any party or conditions to the obligations of any party. Except as required by law or stock exchange or NASD regulation, any information furnished pursuant to this

Section 5.1 shall be treated confidentially by such party, its officers, independent accountants and other representatives and advisors (except for such information as has otherwise been made public (other than by reason of a violation of this Section 5.1)).

         SECTION 5.2. CONDUCT OF BUSINESS OF THE COMPANY. Except as contemplated by this Agreement (including the Company Disclosure Letter), during the period from the date of this Agreement and continuing until the Closing Date or until the termination of this Agreement pursuant to Section 9.1, the Company and its subsidiaries shall conduct their respective businesses in the ordinary and usual course consistent with past practice and the Company and its subsidiaries shall use reasonable efforts to maintain and preserve intact its business organization, to keep available the services of its officers and employees and to maintain satisfactory relations with material franchisors, licensors, franchisees, licensees, suppliers, contractors, distributors, customers and others having business relationships with it. Without limiting the generality of the foregoing and except as provided in this Agreement (including the Company Disclosure Letter), prior to the Closing Date, neither the Company nor any of its subsidiaries shall without the prior written consent of PSI:

                 (a) declare, set aside or pay any dividends on or make any other distribution in respect of any of its capital stock, except dividends or distributions declared and paid by a subsidiary of the Company only to the Company or another subsidiary of the Company;

                 (b) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance or authorization of any other securities in respect of, in lieu of, or in substitution for shares of its capital stock or repurchase, redeem or otherwise acquire any shares of its capital stock;

                 (c) issue, deliver, pledge, encumber or sell, or authorize or propose the issuance, delivery, pledge, encumbrance or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or rights, warrants or options to acquire, any such shares of capital stock or other convertible securities (other than the issuance of such capital stock upon the exercise of options in accordance with the Company Option Plans outstanding on the date of this Agreement in accordance with their present terms), authorize or propose any change in its equity capitalization, or, except as contemplated by this Agreement (including the Company Disclosure Letter), amend any of the financial or other economic terms of any agreement relating thereto;

                 (d) amend its certificate of incorporation or bylaws in any manner;

                 (e) except in the ordinary course of business, consistent with past practice (i) create, incur or assume any long-term debt or any short-term debt for borrowed money other than under existing lines of credit;
(ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except its subsidiaries in the ordinary course of business and consistent with past practices; or (iii) make any loans, advances or capital contributions to, or investments in, any other person, except loans, advances or capital contributions made to the Company or to a subsidiary of the Company by the Company or another subsidiary of the Company;

                 (f) (i) except in the ordinary course of business, consistent with past practice, increase in any manner the compensation of any of its directors, officers or other employees; (ii) pay or agree to pay any pension, retirement allowance or other employee benefit not required, or enter into or agree to enter into any agreement or arrangement with such director, officer or employee, whether past or present, relating to any such pension, retirement allowance or other employee benefit, except as required under currently existing agreements, plans or arrangements; (iii) grant any severance or termination pay to, or enter into any employment or severance agreement with any of its directors, officers or other employees, other than the grant of severance or termination payments made in accordance with the Company's severance policies or programs as in effect on the date hereof and other than employment agreements entered into in the ordinary course of business; or (iv) except as may be required to comply with applicable law or pursuant to renewals of employee benefit plans and arrangements in the ordinary course of business and consistent with past practice, become obligated (other than pursuant to any new or renewed collective bargaining agreement) under any new pension plan, welfare plan, multiemployer plan, employee benefit plan, benefit arrangement, or similar plan or arrangement, which was not in existence on the date hereof, including any bonus, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other benefit plan, agreement or arrangement, or employment or consulting agreement with or for the benefit of any person, or amend any of such plans or any of such agreements in existence on the date hereof;

                 (g) enter into any other agreements, commitments or contracts, except (in each case, in the ordinary course of business and consistent with past practice) agreements, commitments or contracts for the purchase, sale or lease of goods or services, each of which acquisition or sale does not, individually, exceed $10,000;

                 (h) recommend, propose or announce an intention to authorize, recommend or propose, or enter into any agreement in principle or an agreement with respect to, any plan of liquidation or dissolution, any acquisition of a material amount of assets or securities, any sale, transfer, lease, license, or other disposition of a material amount of assets or securities or any change in its capitalization, or any entry into a material contract or any amendment or modification of any material contract or any release or relinquishment of any material contract rights;

                 (i) take any action that would or could reasonably be expected to result in any of its representations and warranties set forth in this Agreement being untrue or in any of the conditions to the transaction hereunder set forth in Article VI not being satisfied;

                 (j) authorize or enter into any contract, agreement, commitment or arrangement to do any of the foregoing; or

                 (k) fail to provide PSI with all information relating to any arbitration or litigation, wherever commenced, that relates in any manner to this Agreement or the transactions contemplated hereby.

         SECTION 5.3. CONDUCT OF BUSINESS OF PSI. Except as contemplated by this Agreement (including the PSI Disclosure Letter), during the period from the date of this Agreement and continuing until the Closing Date or until the termination of this Agreement pursuant to Section 9.1, (a) PSI and its subsidiaries shall conduct their respective businesses in the ordinary and usual course consistent with past practice, and (b) neither PSI nor any of its subsidiaries shall without the prior written consent of the Company:

                 (i) declare, set aside or pay any dividends on or make any other distribution in respect of any of its capital stock;

                 (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance or authorization of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or repurchase, redeem or otherwise acquire any shares of its capital stock;

                 (iii) amend its certificate of incorporation or bylaws in any manner;

                 (iv) take any action that would or could reasonably be expected to result in any of its representations and warranties set forth in this Agreement being untrue or in any of the conditions to the transaction hereunder set forth in Article VI not being satisfied; or

                 (v) authorize or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

         SECTION 5.4.     AGREEMENTS TO TAKE REASONABLE ACTION.

                 (a) The parties shall take, and shall cause their respective subsidiaries to take, all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to the transaction hereunder and shall take all reasonable actions necessary or advisable to cooperate promptly with and furnish information to the other parties in connection with any such requirements imposed upon it or any of its subsidiaries in connection with the transaction contemplated hereby. Each party shall take, and shall cause its subsidiaries to take, all reasonable actions necessary or advisable (i) to obtain (and will take all reasonable actions necessary to promptly cooperate with the other parties in obtaining) any clearance, consent, authorization, order or approval of, or any exemption by, any Governmental Entity, or other third party, required to be obtained or made by it (or by the other parties or any of their respective subsidiaries) in connection with the transaction hereunder or the taking of any action contemplated by this Agreement; (ii) to lift, rescind or mitigate the effect of any injunction or restraining order or other order adversely affecting its ability to consummate the transactions contemplated hereby; (iii) to fulfill all conditions applicable to the parties pursuant to this Agreement; and (iv) to prevent, with respect to a threatened or pending temporary, preliminary or permanent injunction or other order, decree or ruling or statute, rule, regulation or executive order, the entry, enactment or promulgation thereof, as the case may be; provided, however, that with respect to clauses (i) through
(iv) above, the parties will take only such curative measures (such as licensing and divestiture) as each of the Parties determines to be reasonable.

                 (b) Subject to the terms and conditions of this Agreement, each of the parties shall use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, subject to the appropriate approval of the stockholders of the Company.

         SECTION 5.5. CONSENTS. PSI and the Company shall each use all reasonable efforts to obtain the consent and approval of, or effect the notification of or filing with, each person or authority whose consent or approval is required in order to permit the consummation of the transaction hereunder and the transactions contemplated by this Agreement and to enable the Company and its subsidiaries to conduct their business substantially as presently conducted and as contemplated to be conducted.

         SECTION 5.6.     REGISTRATION RIGHTS.

                 (a) Certain Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below:

                          (i)     "Exchange Act" shall mean the Securities
Exchange Act of 1934, as amended.

                          (ii)    "Registrable Shares" shall mean (i) the
Shares acquired by the Selling Shareholders pursuant to Section 1.1 of this Agreement, (ii) any shares of Common Stock of PSI issued to the Selling Shareholders as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) above; provided, however, the Registrable Shares shall not include any shares of Common Stock of PSI which have previously been registered or which have been sold to the public or which have been sold in a private transaction.

                          (iii)   "Registration Expenses" shall mean all
expenses incurred in effecting any registration pursuant to this Section 5.6, including any and all (i) registration and filing fees, (ii) fees and expenses of compliance with securities or blue sky laws, (iii) printing expenses, (iv) escrow fees, (v) internal expenses of PSI (including all burdened salaries and expenses of PSI's officers and employees), (vi) fees and disbursements of counsel for PSI, (vii) fees and expenses of independent certified public accountants retained by PSI (including all expenses of any regular or special audits undertaken, and any "comfort" letters given, in connection with such registration), and (viii) fees and expenses of any special experts retained by PSI in connection with such registration.

                          (iv)    "Rule 144" shall mean Rule 144 as promulgated
by the SEC under the Act, as such Rule may be amended form time to time, or any similar successor rule that may be promulgated by the SEC.

                          (v)     "Rule 145" shall mean Rule 145 as promulgated
by the SEC under the Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the SEC.

                          (vi)    "SEC" shall mean the Securities and Exchange
Commission.

                          (vii)   "Act" shall mean the Securities Act of 1933,
as amended.

                 (b) Shelf Registration. Following the Closing, PSI will cause a registration statement registering all of the Registrable Shares pursuant to the Act to be filed on Form S-3 or such other available form, if necessary, (the "Shelf Registration Statement") prior to February 28, 1997 if the Registration Statement is to be filed on Form S-3 or April 30 if another form is to be used and PSI will use its reasonable best efforts to have such Shelf Registration Statement declared effective under the Act prior to March 31, 1997 in the case of an S-3 Registration Statement or May 31, 1997 if another form is used and remain effective for a period of two years from the Closing Date. PSI will bear and be responsible for all Registration Expenses with respect to said registration statement.

                 (c)      PSI Registration.

                          (i)     If PSI proposes to register under the Act
that number of shares of Common Stock which is greater than or equal to 10% of the then issued and outstanding shares of its Common Stock for its own account or for the account of shareholders exercising contractual registration rights, in a manner that would permit registration of Registrable Shares owned by the Selling Shareholders for sale to the public under the Act on the same form proposed to be used in such registration (other than a registration (i) on Form S-8 or S-4 or any successor or similar forms, or (ii) relating to securities of PSI issuable upon exercise of employee stock options or in connection with any employee benefit or similar plan or agreement of PSI, or (iii) in connection with a Rule 145 transaction), PSI will give the Selling Shareholders twenty
(20) days' prior written notice of its intention to do so and, upon the written request of the Selling Shareholders made within ten (10) days after the delivery of any such notice (which request shall specify the number of shares of Registrable Shares that the Selling Shareholders wishes to include in such registration (the "Requested Shares")), PSI shall (subject to the limitations contained in this Section 5.6) use its best efforts to include an amount not to exceed twenty percent (20%) of each Selling Shareholder's Registrable Shares in such registration; provided, however, that PSI shall not be required to include any such Requested Shares in such registration (i) at any time when an exemption from registration is otherwise available to the Selling Shareholders affording the Selling Shareholders the right to dispose of the Requested Shares or; (ii) after the second anniversary of the Closing Date; or (iii) if the Shelf Registration Statement has been declared effective, remains current and is not subject to a stop order.

                          (ii)    If at any time after giving written notice to
the Selling Shareholders under this Section 5.6(c) of its intention to register shares of its Common Stock under the Act (i) PSI in good faith shall determine not to register such shares, PSI may, at its election, give written notice of such determination to the Selling Shareholders and, thereupon, shall be relieved of its obligation to register the Requested Shares pursuant to this Section 5.6(c), or (ii) PSI shall determine in good faith to delay the registration of such shares, PSI shall be permitted to delay the registration of the Requested Shares for the same period as the delay in registering the shares to be registered by PSI for its own account or for others; provided, further, PSI shall not be required to include in any registration pursuant to this Section 5.6(c) any Requested Shares, if the Board of Directors of PSI shall have concluded, in good faith, that the inclusion of the Requested Shares in the same offering would have a material adverse effect upon such offering.

                          (iii)   In the event that the Requested Shares are to
be included in a registration under this Section 5.6(c) that contemplates an underwritten public offering, and if, in the good faith judgment of the managing underwriter or underwriters of such public offering, the inclusion of all of the Requested Shares, together with the shares to be offered by PSI or the other shareholders, would materially interfere with the successful marketing of the shares, then, such managing underwriter(s) may limit the number or amount of shares to be included in the registration and underwriting. In such event, PSI shall so advise all shareholders (including the Selling Shareholders) requesting registration, and the number of shares (including the Requested Shares) that will be entitled to be included in the registration and underwriting shall be allocated (i) first, to PSI for shares being sold for its own account; (ii) second, to the shareholder (if any) who initially demanded such registration under contractual registration rights; and
(iii) thereafter, among the other shareholders (including the Selling Shareholders) who have requested registration (collectively, the "Other Shareholders"), pro rata based upon the total number of shares of Common Stock owned by each of the Other Shareholders, including the number of shares of Common Stock which each such Other Shareholders may then be entitled to receive upon the exercise of any option or warrant, or the exchange or conversion of any security, held by such Other Shareholders (provided, however, if any such Other Shareholder would thus be entitled to include more shares than such Other Shareholder requested to be registered, the excess shall be allocated among the Other Shareholders pro rata in a similar manner).

                          (iv)    If the registration of which PSI gives notice
is for a registered public offering involving an underwriting, PSI shall so advise the Selling Shareholders as a part of the written notice given pursuant to this Section 5.6(c). In such event, the Selling Shareholders' right to registration pursuant to this Section 5.6(c) shall be conditioned upon the Selling Shareholders' participation in such underwriting and the inclusion of the Requested Shares in the underwriting to the extent provided herein. In addition, the Selling Shareholders shall (together with PSI and any other shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected by PSI (or the shareholder (if any) who first initiated the offering pursuant to contractual registration rights). If the Selling Shareholders disapproves of the terms of any such underwriting, either
(i) the Selling Shareholders may elect to withdraw therefrom by written notice to PSI and the underwriter, or (ii) the Selling Shareholders shall be excluded therefrom by written notice from PSI or the underwriter. Any Requested Shares excluded or withdrawn from such underwriting shall be withdrawn from such registration.

                 (d) Registration Procedures. If, whenever and to the extent that PSI is required to use its best efforts to register Registerable Shares owned by the Selling Shareholders pursuant to subsections (b) or (c) above, PSI shall as promptly as practicable:

                          (i)     Prepare and file with the SEC a registration
statement with respect to such shares, and cause such registration statement to comply as to form and content in all material respects with the SEC's forms, rules and regulations and use its reasonable best efforts to cause such registration statement to become effective;

                          (ii)    Prepare and file with the SEC such amendments
and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement until:
(x) with respect to securities registered pursuant to subsection (c) such time as all of such shares have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement, but in no event for a period of more than thirty (30) days after such registration statement becomes effective; and (y) with respect to securities registered under subsection (b) the earlier of: (i) the second anniversary of the Closing Date; or (ii) the date upon which none of the Selling Shareholders are the beneficial owners of any of the Registrable Shares.

                          (iii)   Furnish to the Selling Shareholders such
number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits, except that PSI shall not be obligated to furnish the Selling Shareholders with more than three copies of such exhibits), and such number of copies of the prospectus that is a part of such registration statement (including each preliminary prospectus and any summary prospectus), as the Selling Shareholders may reasonably request in order to facilitate the disposition of the Requested Shares.

                          (iv)    Use its best efforts to register or qualify
the Requested Shares for sale under the securities or blue sky laws of such jurisdictions in the United States as the Selling Shareholders shall reasonably request in writing, and to keep such registration or qualification in effect for so long as the period of distribution contemplated thereby, and do any and all other acts and things which may be necessary or advisable to enable the disposition in such jurisdictions of the Requested Shares, except that PSI shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

                          (v)     [Intentionally Omitted];

                          (vi)    Notify the Selling Shareholders, at any time
when a prospectus relating to a registration statement is required to be delivered under the Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of the Selling Shareholders prepare and furnish to the Selling Shareholders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

                          (vii)   Use its best efforts to list the Requested
Shares so registered on any securities exchange (including NASDAQ) on which the Common Stock of PSI is then listed, if such shares are not already so listed and if such listing is then permitted under the rules of such exchange;

                          (viii)  Make available for inspection by each Selling
Shareholder, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter, all financial and other records, pertinent corporate documents and properties of PSI, and cause PSI's officers, directors and employees to supply all information reasonably requested by any such Selling Shareholder, underwriter, attorney, accountant or agent in connection with such registration statement;

                          (ix)    Provide and cause to be maintained a transfer
agent and registrar for all Requested Shares covered by such registration statement from and after a date not later than the effective date of such registration statement; and

                          (x)     For any Requested Shares registered pursuant
to subsection (c) and for any Registrable Shares registered pursuant to subsection (b), exchange certificates of PSI Stock bearing the legend referenced in Section 3.4 of this Agreement for shares of PSI Stock bearing no legend following the registration of such shares pursuant to the Act. In the event such shares are not sold or transferred pursuant to the registration statement prepared and filed hereunder or such registration statement is withdrawn, terminated or becomes subject to a stop order, at the request of PSI, the Selling Shareholders shall return such shares to PSI or its registrar or transfer agent who shall exchange the certificates bearing no legend for certificates bearing the legend referenced in Section 3.4.

                 (e) Required Actions by the Selling Shareholders. In connection with the registration of Registrable Shares owned by the Selling Shareholders pursuant to this Section 5.6, the Selling Shareholders hereby agree as follows:

                          (i)     the Selling Shareholders shall cooperate with
PSI and any underwriters to facilitate the timely preparation and filing of the registration statement, and for so long as PSI is obligated to file and keep effective the registration statement, shall provide to PSI, in writing, for use in the registration statement, all such information regarding the Selling Shareholders and their plan of distribution of the Requested Shares as may be necessary to enable PSI to prepare the registration statement and prospectus covering such Requested Shares, to maintain the currency and effectiveness thereof and otherwise to comply with all applicable requirements of law in connection therewith;

                          (ii)    the Selling Shareholders shall timely
complete and execute all questionnaires, powers of attorney, indemnities, hold-back agreements, underwriting agreements and other documents required under the terms of any underwriting arrangements or by the SEC or by any state securities regulatory body;

                          (iii)   During such time as the Selling Shareholders
may be engaged in a distribution of Registrable Shares registered pursuant to subsection (b) or (c) above, the Selling Shareholders shall comply with Rules 10b-6 and 10b-7 promulgated under the Exchange Act, to the extent applicable, and pursuant thereto it shall, among other things: (w) not engage in any stabilization activity in connection with the securities in contravention of such Rules; (x) distribute the shares solely in the manner described in the registration statement; (y) cause to be furnished to each broker through whom the shares may be offered, if any, or to the offeree if an offer is not made through a broker, such copies of the prospectus and any amendment or supplement thereto and documents incorporated by reference therein as may be required by law; and (z) not bid for or purchase any securities of PSI or attempt to induce any person to purchase any securities of PSI other than as permitted under the Exchange Act;

                          (iv)    [Intentionally Omitted];

                          (v)     With respect to the registration of
Registrable Shares pursuant to Section 5.6(c), upon written notice from PSI that PSI intends to proceed with a distribution of any of its shares and that in connection therewith it requires the suspension by the Selling Shareholders of the distribution of its shares, to cease distributing such shares until such time as the distribution by PSI has been completed; and

                          (vi)    With respect to the registration of
Registrable Shares pursuant to Section 5.6(c), at least five (5) days prior to any distribution of registered shares other than in an underwritten offering, the Selling Shareholders will (y) advise PSI in writing of the dates on which the distribution will commence and terminate, the number of the shares to be sold and the terms and the manner of sale; and (z) inform PSI and any broker/dealers through whom sales of the shares may be made when each distribution of such shares is completed.

                 (f) Registration Expenses. The Registration Expenses incurred in connection with any registration pursuant to this Section 5.6 shall be paid in full by PSI except that the Selling Shareholders shall pay their own legal expenses and all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of any shares of Registrable Shares owned by the Selling Shareholders and sold pursuant to a registration statement effected pursuant to this Section 5.6.

                 (g) Holdback Agreements. If any registration of Requested Shares pursuant to Section 5.6(c) shall be in connection with an underwritten public offering, the Selling Shareholders agrees not to effect any public sale or distribution, including any sale under Rule 144 of any Requested Shares or of any shares of Common Stock or any other security convertible into or exchangeable or exercisable for any shares of Common Stock (in each case, other than as part of such underwritten public offering) during the ten (10) days prior to, and during the 90-day period (or such longer period as any underwriter may reasonably request) beginning on, the effective date of the related registration statement. PSI may impose stop-transfer instructions with respect to the shares subject to the foregoing restrictions during such period.

                 (h) Term. Notwithstanding any other provision of this Agreement, the respective covenants and agreements contained in this Section
5.6 shall continue until the second anniversary of the Closing Date, and with respect to any registration made prior to the end of such second year, shall continue in effect until all obligations hereunder with respect thereto are fulfilled, and provided that the indemnification obligations contained in subsections (i) and (j) shall survive for the period of the statute of limitations with respect thereto.

                 (i) Indemnification. Each of the Selling Shareholders and PSI agree to indemnify the other in connection with any registration effected pursuant to this Section 5.6 as follows:

                          (i)     To the extent permitted by law, PSI will
indemnify the Selling Shareholders, its officers, directors, employees, subcontractors, consultants, agents, legal counsel, and accountants and each underwriter, broker or dealer, if any, of PSI's securities covered by such a registration statement, and each person who controls the Selling Shareholders or such underwriter, broker or dealer within the meaning of Section 15 of the Act, against all expenses, claims, losses, damages, and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular, or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by PSI of the Acts or any rule or regulation thereunder applicable to PSI and relating to action or inaction required of PSI in connection with any such registration, qualification, or compliance, and will reimburse the Selling Shareholders and its officers, directors, employees, subcontractors, consultants, agents, legal counsel, and accountants, each such underwriter, broker or dealer, and each person who controls the Selling Shareholders or such underwriter, for any legal and other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action, provided that PSI will not be liable in any such case to the extent that any such claim, loss, damage, liability, or expense arises out of or is based on any untrue statement or omission based upon written information furnished to PSI by or on behalf of the Selling Shareholders or such underwriter, broker or dealer and stated to be specifically for use therein or any failure by the Selling Shareholders or such underwriter, broker or dealer to deliver a final prospectus or supplement or amendment correcting earlier documents. It is agreed that the indemnity agreement contained in this Section 5.6 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of PSI.

                          (ii)    To the extent permitted by law, the Selling
Shareholders, severally and not jointly, will indemnify PSI, each of its officers, directors, partners, employees, subcontractors, consultants, agents, legal counsel, and accountants and each underwriter, if any, of PSI's securities covered by such a registration statement, and each person who controls PSI or such underwriter within the meaning of Section 15 of the Act, against all expenses, claims, losses, damages, and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse PSI, each of its officers, directors, partners, employees, subcontractors, consultants, agents, legal counsel, and accountants, each such underwriter, and each such control person, for any legal and other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to PSI by or on behalf of such Selling Shareholders; provided, however, that such Selling Shareholder will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in strict conformity with information pertaining to such Selling Shareholder, as such, furnished in writing to PSI by such Selling Shareholder stated to be specifically for use in such registration statement and prospectus; provided, further, however, that the liability of each Selling Shareholder hereunder shall be limited to the proportion that the public offering price of the Registrable Shares sold by such Selling Shareholder under such registration statement bears to the total public offering price of all securities sold thereunder, but not in any event to exceed the proceeds received by such Selling Shareholder from the sale of the Requested Shares covered by such registration statement; and provided, further, however, that the obligations of the Selling Shareholders hereunder shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Selling Shareholders.

                          (iii)   If the indemnification provided for in
Section 5.6(i) is held by a court of competent jurisdiction to be unavailable to the party seeking such indemnification (the "Indemnified Party") with respect to any loss, liability, claim, damage, or expense referred to therein, then the party which is required to provide indemnification pursuant to this
Section 5.6 (the "Indemnifying Party") in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations, provided, however, that in any such case, (x) no such Indemnifying Party will be required to contribute any amount in excess of the public offering price of all shares offered by it pursuant to such registration statement; and (y) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                          (iv)    Notwithstanding the foregoing or Section
5.6(j) below, to the extent that the provisions on indemnification contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

                 (j) Indemnification Procedures. Each party entitled to indemnification under Section 5.6(i) of this Agreement (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and (if the claim is made by a third party) shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its indemnification obligations to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

                 (k) Delay of Registration. the Selling Shareholders shall have no right to take an action to restrain, enjoin or otherwise delay any registration as a result of any controversy that might arise with respect to the interpretation or implementation of this Section 5.6.

                 (l) Rule 144 Reporting. From the Closing Date through the third anniversary of the Closing Date or such earlier date as of which the Selling Shareholders do not hold any of the PSI Stock delivered pursuant to this Agreement, PSI shall use its best efforts to:

                          (i)     file with the SEC in a timely manner all
reports and other documents required of the Company under the Acts; and

                          (ii)    furnish to each Selling Shareholder forthwith
upon request a written statement by PSI as to its compliance with the reporting requirements of Rule 144 and of the Acts, a copy of the most recent annual or quarterly report of PSI, and such other reports and documents so filed by PSI as such Selling Shareholder may reasonably request in availing itself of any rule or regulation of the SEC allowing such holder to sell any PSI Stock without registration.

         SECTION 5.7. PUBLIC ANNOUNCEMENTS. PSI and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to the transaction hereunder and shall not issue any such press release or make any such public statement prior to such consultation and without the express written consent of the other party to the issuance, release or making of any press release or public statement except as may be required by law.

         SECTION 5.8. NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to PSI, and PSI shall give prompt notice to the Company, of the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be likely to cause (a) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date of the Agreement to the Closing Date, or (b) any material failure of the Company or PSI, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. Notwithstanding the foregoing, the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         SECTION 5.9. RELEASE OF SHAREHOLDER GUARANTEES. Promptly following the Closing Date, PSI shall cause the Company to use its best efforts to release each of the Shareholders from any and all personal liability (i) arising in connection with the personal guaranty of any of the Shareholders of the Company of any leases listed in Appendix A to the Company Disclosure Letter (the "Guaranteed Leases"); and (ii) arising in connection with the personal guaranty of any of the Shareholders of the Company of that certain $50,000 line-of-credit entered into by and between the Company and the Bank of America on September 13, 1996 (the "Guaranteed LOC").


                                   ARTICLE VI

                              CONDITIONS PRECEDENT

         SECTION 6.1. CONDITIONS TO EACH PARTY'S OBLIGATION TO CLOSE. The respective obligation of each party to effect the transactions set forth herein is subject to the satisfaction prior to the Closing Date of the following conditions:

                 (a) Governmental Entity Approvals. All material authorizations, consents, orders or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any Governmental Entity necessary and the consummation of the transactions contemplated by this Agreement shall have been filed, expired or been obtained, other than those with respect to which, individually or in the aggregate, the failure to be filed, expired or obtained would not, have a Material Adverse Effect on the Company or PSI.

                 (b) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the transaction hereunder shall be in effect; and there shall not be any action taken, or any statute, rule, regulation or order (whether temporary, preliminary or permanent) enacted, entered or enforced which makes the consummation of the transaction hereunder illegal or prevents or prohibits the transaction contemplated hereby.

         SECTION 6.2. CONDITIONS OF OBLIGATIONS OF PSI. The obligations of PSI to effect the transaction hereunder are further subject to the satisfaction of the following additional conditions, unless waived in writing by PSI:

                 (a) Representations and Warranties. The representations and warranties of the Selling Shareholders set forth in this Agreement shall be true and correct (i) as of the date hereof and (ii) as of the Closing Date, as though made on and as of the Closing Date (provided that, in the cases of clauses (i) and (ii), any such representation and warranty made as of a specific date shall be true and correct as of such specific date).

                 (b) Performance of Obligations of the Selling Shareholders. Each of the Selling Shareholders shall have performed in all material respects all obligations and covenants required to be performed by him, her or it under this Agreement prior to or as of the Closing Date.

                 (c) Consents. PSI shall have received duly executed copies of all material third-party consents and approvals contemplated by this Agreement or the Company Disclosure Letter to be obtained by the Company, in form and substance reasonably satisfactory to PSI, except for those consents with regard to which the failure of PSI to so receive them would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

                 (d) Legal Opinion. PSI shall have received a legal opinion in substantially the form attached hereto as Exhibit D, from James N. Mancuso, counsel to the Company.

                 (e) Board of Directors. Patricia A. Schmitt and Christina J. Colligan shall have resigned from the Board of Directors of BFD and, effective as of the Closing, Russell Pillar, Steven Grant, Bruce F. Dyer and Ken Clinebell shall constitute the Board of Directors of BFD.

                 (f) Minimum Number of BFD Shares. The Selling Shareholders shall own and have agreed to deliver to PSI in the transaction hereunder of BFD Stock representing at least 100% percent of then issued and outstanding capital stock of BFD.

                 (g) Employment Agreement. PSI and Dyer shall have executed an employment agreement in the form of Exhibit B.

                 (h) Waiver of Non-Compete Provision. PSI shall have received a waiver from EarthCall Communications Corporation of the terms of a covenant not to compete in the business of prepaid communications and calling card services as such services were conducted by PSI's former subsidiary Interactive Services, Inc. as set forth in that certain Asset Acquisition Agreement by and among PSI, Interactive Services, Inc. and EarthCall Communications Corporation dated May 19, 1995.

         SECTION 6.3. CONDITIONS OF OBLIGATIONS OF THE SELLING SHAREHOLDERS. The obligation of the Selling Shareholders to effect the transaction hereunder is subject to the satisfaction of the following conditions, unless waived in writing by the Selling Shareholders:

                 (a) Representations and Warranties. The representations and warranties of PSI set forth in this Agreement shall be true and correct (i) as of the date hereof and (ii) as of the Closing Date, as though made on and as of the Closing Date (provided that, in the cases of clauses (i) and (ii), any such representation and warranty made as of a specific date shall be true and correct as of such specific date), and the Company shall have received a certificate signed by the Chief Financial Officer of PSI to such effect.

                 (b) Performance of Obligations of PSI. PSI shall have performed in all material respects all obligations and covenants, taken as a whole, required to be performed by it under this Agreement prior to or as of the Closing Date, and the Selling Shareholders shall have received a certificate signed by the Chief Financial Officer of PSI to such effect.

                 (c) Consents. The Company shall have received duly executed copies of all material third-party consents and approvals contemplated by this Agreement and the PSI Disclosure Letter to be obtained by PSI, in form and substance reasonably satisfactory to the Company, except those consents the failure to so receive, would not, individually or in the aggregate, have a Material Adverse Effect on PSI.

                 (d) Legal Opinion. Selling Shareholders shall have received a legal opinion in substantially the form attached hereto as Exhibit E, from Baker & McKenzie, counsel to PSI.

                 (e) Employment Agreement. PSI and Dyer shall have executed an employment agreement in the form of Exhibit B.


                                  ARTICLE VII

                            [INTENTIONALLY OMITTED]



                                  ARTICLE VIII

                                INDEMNIFICATION

         SECTION 8.1. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. Notwithstanding any investigation conducted before or after the Closing, and notwithstanding any knowledge or notice of any facts or circumstances which any party hereto may have as a result of such investigation or otherwise, each party hereto will be entitled to rely upon the other parties' representations and warranties set forth in this Agreement (as qualified by the Company Disclosure Letter in the case of representations set forth in Articles II and III and the PSI Disclosure Letter in the case of representations set forth in Article IV attached hereto) and upon the other parties' covenants set forth in this Agreement. The obligations of the Selling Shareholders and PSI with respect to each of their respective representations and warranties, will survive the Closing and continue in full force and effect until the first anniversary of the Closing Date (the "Termination Date"), at which time such representations and warranties shall expire (except for the representations and warranties in Section 3.1 which shall not expire); provided, however, that thereafter such liability shall continue to exist for any indemnity claim made hereunder prior to the Termination Date, and until such time as such indemnity claim has been finally decided, settled or adjudicated.

         SECTION 8.2.     INDEMNIFICATION BY SELLING SHAREHOLDERS.

                 (a) From and after the Closing, the Selling Shareholders shall jointly and severally indemnify and hold harmless PSI and its officers, directors, employees, Affiliates, successors and permitted assigns (collectively, the "PSI Indemnitees") from all Losses (as hereinafter defined) resulting from a breach by Selling Shareholders of any of the representations, warranties, covenants or obligations of the Selling Shareholders under this Agreement (other than Losses relating to Taxes for which indemnification provisions are set forth in paragraph (b) of this Section 8.2, provided, however, that, as to any Losses resulting from a breach by a Selling Shareholder of any of its representations or warranties set forth in Article III hereof, such Selling Shareholder shall severally and not jointly indemnify and hold the PSI Indemnitees harmless from such Losses. Unless and until the Losses incurred by any of the PSI Indemnitees with respect to a breach by Selling Shareholders of any of the representations, warranties, covenants or obligations exceed One Hundred Thousand Dollars ($100,000), the PSI Indemnitees shall not be entitled to recovery under this paragraph (a). At such time as the Losses incurred by the PSI Indemnitees resulting from a breach or breaches by Selling Shareholders of any of the representations, warranties, covenants or obligations under this Agreement exceed One Hundred Thousand Dollars ($100,000), the PSI Indemnitees shall be entitled to recovery for all Losses. The maximum liability of each Selling Shareholder under this paragraph (a) shall be the amount of the Purchase Price received by such Selling Shareholder (cash plus PSI Stock) pursuant to this Agreement as set forth on Exhibit A hereto, and, thus, the aggregate maximum liability of Selling Shareholders under this Paragraph (a) shall be $3.6 million; provided, however, there shall be no limitation on Losses resulting from a breach or breaches by Selling Shareholders of any of the representations and warranties, covenants or obligations under this Agreement which are the result of actual knowing fraud or willful misrepresentation on the part of the Selling Shareholders.

                 (b) From and after the Closing, the Selling Shareholders shall jointly and severally indemnify the PSI Indemnitees and the Company and each of their respective officers, directors, employees and agents and hold them harmless from all liability for Taxes of the Selling Shareholders, the Company, or any other entity that is or has been affiliated with the Company for all taxable periods ending on or prior to the Closing Date.

                 (c) From and after the Closing, each of the Selling Shareholders shall jointly and severally indemnify and hold the PSI Indemnitees harmless from all Losses resulting from any litigation by or among the Selling Shareholders to which the PSI Indemnitees are made a party or in which the PSI Indemnities are required to participate in any way.

         SECTION 8.3. SELLING SHAREHOLDER INDEMNIFICATION PAYMENTS. At each Selling Shareholders' sole discretion, obligations of each Selling Shareholder under Section 8.2 may be satisfied by the delivery of shares of PSI Stock to PSI. The number of shares of PSI Stock necessary to satisfy an indemnification obligation pursuant to Section 8.2 shall be based on the market value of the PSI Stock determined as the average of the last reported trading price of the Common Stock on the NASDAQ for the ten trading days immediately preceding the date of the written notice of the indemnification obligation.

         SECTION 8.4.     INDEMNIFICATION BY PSI.

                 (a) From and after the Closing, PSI shall indemnify and hold harmless the Selling Shareholders and their officers, directors, employees, Affiliates, successors and permitted assigns (collectively, the "Shareholder Indemnitees") from all Losses (as hereinafter defined) resulting from a breach by PSI of any of its representations, warranties, covenants or obligations under this Agreement. Unless and until the Losses incurred by the Shareholder Indemnitees exceed One Hundred Thousand Dollars ($100,000), the Shareholder Indemnitees shall not be entitled to recovery under this Section
8.4. At such time as the Losses incurred by the Shareholder Indemnitees resulting from a breach or breaches by PSI of any of its representations, warranties, covenants or obligations under this Agreement exceed One Hundred Thousand Dollars ($100,000), the Shareholder Indemnitees shall be entitled to recovery for all Losses. Subject to the following sentence, the aggregate maximum liability of PSI under this Section 8.4 shall be $3.6 million. There shall be no limitation on Losses resulting from a breach or breaches by PSI of any of the representations and warranties, covenants or obligations under this Agreement which are the result of actual knowing fraud or willful misrepresentation on the part of PSI.

                 (b) From and after the Closing, PSI shall indemnify and hold harmless the Shareholder Indemnitees from all Losses (as hereinafter defined) resulting from any claims, actions, suits, investigations or proceedings, brought or threatened, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, related to the matters set forth in Section 2.8 of the Company Disclosure Letter.

                 (c) From and after the Closing, PSI shall indemnify and hold harmless the Shareholder Indemnitees from all Losses (as hereinafter defined) resulting from personal guarantees such Shareholder Indemnitee may have executed with respect to any of the Guaranteed Leases (as defined in Section 5.9 hereof) or the Guaranteed LOC (as defined in Section 5.9 hereof).

         SECTION 8.5. NOTICE. The Indemnified Party (as hereinafter defined) shall give prompt written notice to the Indemnifying Party of any claim or event known to it which gives rise to a claim by the Indemnified Party against the Indemnifying Party based on this Agreement, stating the nature and basis of said claims or events and the amounts thereof, to the extent known. Such notice shall be given in accordance with Article X hereof. Such notice shall be a condition precedent to any liability of the Indemnifying Party hereunder. Notwithstanding the foregoing, the failure to give written notice by the Indemnified Party with reasonable promptness shall not defeat a claim made pursuant hereto except to the extent that the Indemnifying Party can establish that it has been injured by such delay.

         SECTION 8.6. DEFENSE OF CLAIMS. In the event of any claim, action, suit or proceeding made or brought by third parties against the Indemnified Party, the Indemnified Party shall give written notice of such claim, action, suit or proceeding as described in Section 8.5 above, with a copy of the claim, process and all legal pleadings with respect thereto. After notification, the Indemnifying Party shall participate in such claim, action, suit or proceeding, and jointly with any other Indemnifying Party similarly notified, assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party at the time of such assumption. The Indemnified Party shall have the right to employ its own counsel and such counsel may participate in such action, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party, when and as incurred, unless (i) the employment of counsel by such Indemnified Party has been authorized in writing by the Indemnifying Party or (ii) the Indemnifying Party shall not in fact have employed counsel to assume the defense of such action reasonably satisfactory to the Indemnified Party at the time of the Indemnifying Party's assumption of the defense. If clause (ii) of the preceding sentence shall be applicable, then counsel for the Indemnified Party shall have the right to direct the defense of such claim, action, suit or proceeding on behalf of the Indemnified Party. Provided, however, if the Indemnified Party proposes to settle the claim and the Indemnifying Party then provides evidence reasonably satisfactory to the Indemnified Party of its ability to pay and satisfy all liabilities and expenses related to the claim in question, the Indemnified Party shall not be entitled to settle such claim without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. The Indemnified Party and the Indemnifying Party, as the case may be, shall be kept fully informed of such claim, action, suit or proceeding at all stages thereof whether or not such party is represented by its own counsel. The Indemnified Party shall cooperate at the request of the Indemnifying Party in the defense of any such third party claim.

         SECTION 8.7.     MISCELLANEOUS.

                 (a) As used herein, the term "Losses" means any and all claims, demands, costs, losses, damages, and liabilities incurred by an Indemnified Party, net of any insurance proceeds received by the Indemnitees. The terms "Losses" include reasonable attorneys' fees and costs incurred in the investigation, settlement and defense of a claim, demand, cost, loss or liability. The term "Losses" shall exclude all indirect or consequential damages.

                 (b) As used herein, the term "Indemnifying Party" shall mean the person or persons against whom a party (the "Indemnified Party") makes a claim for indemnification hereunder.

         SECTION 8.8 RIGHT OF CONTRIBUTION. In the event that the PSI Indemnitees seek indemnification pursuant to Section 8.2 from fewer than all of the Selling Shareholders, the Selling Shareholders who satisfy the indemnification obligations of Section 8.2 shall have a right of contribution against those Selling Shareholders who have not paid their pro rata portion of the indemnification amount based upon the percentage interest of each Selling Shareholder as specified in Exhibit A. The right of contribution set forth herein shall include the right to receive payment for any legal fees and costs incurred in connection with the enforcement of such right.

         SECTION 8.9 EXCLUSIVE REMEDY. The indemnification provided for in this Article VIII shall be the exclusive remedy in any action seeking damages or any other form of monetary relief brought by any party to this Agreement against another party, provided that, nothing herein shall be construed to limit the right of a party, in a proper case, to seek injunctive relief for a breach of this Agreement.


                                   ARTICLE IX

                                  TERMINATION

         SECTION 9.1. TERMINATION. This Agreement may be terminated at any time prior to the Closing:

                 (a) by either PSI or the Selling Shareholders if the Closing shall not have been consummated by October 15, 1996, provided, however, that the right to terminate this Agreement under this Section 9.1(a) shall not be available to any party whose action or failure to act has been the cause of, or resulted in, the failure of the transaction hereunder to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

                 (b) by either PSI or the Selling Shareholders, if (i) a court of competent jurisdiction or other Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of restraining, enjoining or otherwise prohibiting the transaction hereunder or (ii) a governmental, regulatory or administrative agency or commission shall seek to enjoin the transaction hereunder or to reform or unwind the effect of the Closing and the terminating party reasonably believes that the time period required to resolve such governmental action and the related uncertainty is reasonably likely to have a Material Adverse Effect on either PSI or the Selling Shareholders;

                 (c) by the Selling Shareholders, upon a breach of any representation, warranty, covenant or agreement on the part of PSI set forth in this Agreement, or if any representation or warranty of PSI shall have become untrue, in either case such that the conditions set forth in Section 6.3(a) or
Section 6.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided that if such inaccuracy in PSI's representations and warranties or breach by PSI is curable by PSI through the exercise of its reasonable efforts and for so long as PSI continues to exercise such reasonable efforts, the Selling Shareholders may not terminate this Agreement under this Section 9.1(c); or

                 (d) by PSI, upon a breach of any representation, warranty, covenant or agreement on the part of the Selling Shareholders set forth in this Agreement, or if any representation or warranty of the Selling Shareholders shall have become untrue, in either case such that the conditions set forth in Section 6.2(a) or Section 6.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided that if such inaccuracy in the representations and warranties of the Selling Shareholders or breach by the Selling Shareholders is curable by the Selling Shareholders through the exercise of their reasonable efforts and for so long as the Selling Shareholders continue to exercise such reasonable efforts, PSI may not terminate this Agreement under this Section 9.1(d)).

         SECTION 9.2. EFFECT OF TERMINATION. In the event of the termination of this Agreement as provided in Section 9.1, this Agreement shall be of no further force or effect, except (a) this

Section 9.2, Article VIII (indemnification) and Article X (general provisions), each of which shall survive the termination of this Agreement, and (b) nothing herein shall relieve any party from liability for any breach of this Agreement.


                                   ARTICLE X

                               GENERAL PROVISIONS

         SECTION 10.1. AMENDMENT. This Agreement may be amended prior to the Closing Date by the parties, in the case of PSI by its Board of Directors, at any time before or after approval of the transaction hereunder by PSI's Board of Directors but, after any such approval, no amendment shall be made which by law requires further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

         SECTION 10.2. EXTENSION; WAIVER. At any time prior to the Closing Date (whether before or after approval of PSI's Board of Directors), the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement and (c) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

         SECTION 10.3. ENTIRE AGREEMENT. This Agreement (including the Exhibits, Annex and PSI Disclosure Letter and Company Disclosure Letter hereto) and the other documents referenced herein constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior arrangements and understandings, both written and oral, with respect thereto.

         SECTION 10.4. SEVERABILITY. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 10.5. NOTICES. All notices and other communications pursuant to this Agreement shall be in writing and shall be deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally recognized, overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                 (a)      if to PSI, to:

                          Precision Systems, Inc.
                          11800 30th Street North
                          St. Petersburg, FL 33716
                          Attention: Russell I. Pillar
                          Telecopier: (1) (813) 572-7637;

                          with a copy to:

                          Baker & McKenzie
                          815 Connecticut Avenue, N.W.
                          Washington, D.C. 20006
                          Attention: Thomas J. Egan, Jr., Esq.
                          Telecopier: (1) (202) 452-7074.

                 (b)      if to the Selling Shareholders or Dyer, to:

                          BFD Productions, Inc.
                          1221 South Casino Center
                          Las Vegas, Nevada 89104-1015
                          Attention: Bruce F. Dyer
                          Telecopier: (1) (702) 387-3205;

                          with a copy to:

                          Dominic P. Gentile, Ltd.
                          First Interstate Bank Building, 4th Floor
                          302 East Carson Avenue
                          Las Vegas, Nevada 89101
                          Attention:  Mr. James N. Mancuso
                          Telecopier: (1) (702) 382-9309


All such notices and other communications shall be deemed to have been received
(a) in the case of personal delivery, on the date of such delivery, (b) in the case of a telecopy, when the party receiving such telecopy shall have confirmed receipt of the communication, (c) in the case of delivery by internationally recognized overnight courier, on the Business Day following dispatch and (d) in the case of mailing, on the third Business Day following such mailing.

         SECTION 10.6. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         SECTION 10.7. BENEFITS; ASSIGNMENT. This Agreement is not intended to confer upon any person other than the parties any rights or remedies hereunder and shall not be assigned by operation of law or otherwise; provided, however, that PSI may assign or delegate all or any portion of its rights and obligations hereunder to a newly formed, wholly owned subsidiary of PSI and the Company shall execute any amendment to this Agreement necessary to provide the benefits of this Agreement to any such assignee.

         SECTION 10.8. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida applicable to contracts made and to be performed therein, without giving effect to laws that might otherwise govern under applicable principles of conflicts of law.

         SECTION 10.9. CHOICE OF FORUM; VENUE. Any claim, suit, action, or proceeding among any or all of the parties hereto relating to this Agreement, to any document, instrument, or agreement delivered pursuant hereto, referred to herein, or contemplated by or referenced in this Agreement, may be commenced and maintained in the United States District Court for the Middle District of Florida, or, if such court lacks jurisdiction over the subject matter, in a state court of competent subject-matter jurisdiction sitting in the State of Florida. The parties hereby submit themselves unconditionally and irrevocably to the personal jurisdiction of such courts. The parties irrevocably waive any objection to such personal jurisdiction or venue including, but not limited to, the objection that any suit, action, or proceeding brought in the State of Florida has been brought in an inconvenient forum. The parties irrevocably agree that process issuing from such courts may be served on them, either personally or by certified mail, return receipt requested, at the addresses given in Section 10.5 hereof; and further irrevocably waive any objection to service of process made in such manner and at such addresses, including without limitation any objection that service of process made in such manner and at such addresses is not authorized by the local or procedural laws of the State of Florida. In any suit or proceeding brought or instituted by any of the parties to enforce any of the provisions of this Agreement or on account of any damages claimed to be sustained by such instituting party by reason of another party's violation of any of the terms or provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and court costs.

         SECTION 10.10. INTERPRETATION.

         In this Agreement, unless the context otherwise requires;

                 (a) words importing the singular include the plural and vice versa;

                 (b)      words importing a gender include every gender;

                 (c) references to any document (including this Agreement) are references to that document as amended, consolidated, supplemented, novated or replaced from time to time;

                 (d) references to Sections are references to sections of this Agreement;

                 (e) headings are for convenience only and shall be ignored in construing this Agreement;

                 (f) references to any party include references to its successors and permitted assigns;

                 (g) references to law include references to any constitutional provision, treaty, decree, convention, statute, act, regulation, rule, ordinance, subordinate legislation and any judgment or determination of any competent authority; and

                 (h) references to any particular law are references to that law as amended, consolidated, supplemented or replaced from time to time.

         SECTION 10.11. FEES AND EXPENSES.

                 (a) All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the transaction hereunder is consummated.

                         [Signatures On Following Page]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized, as of the date first written above.


                                        PRECISION SYSTEMS, INC.

                                        By:
                                           --------------------------------

                                        Its:
                                            -------------------------------


                                        SELLING SHAREHOLDERS



                                        -----------------------------------
                                        Bruce F. Dyer



                                        -----------------------------------
                                        Patricia A. Schmitt



                                        -----------------------------------
                                        Christina J. Colligan

                                   EXHIBIT A

                              SELLING SHAREHOLDERS


                          NUMBER OF BFD SHARES        PERCENTAGE OF PSI STOCK TO         CASH TO
    NAME                        TO BE SOLD             BE RECEIVED IN EXCHANGE         BE RECEIVED
                          --------------------        --------------------------       -----------
Bruce F. Dyer                       834                         33.4%                  $  500,000

Patricia A. Schmitt                 833                         33.3%                  $  500,000

Christina J. Colligan               833                         33.3%                  $  500,000
                                  -----                        -----                   ----------

Total                             2,500                        100.0%                  $1,500,000

                                   EXHIBIT B

                     EMPLOYMENT AGREEMENT OF BRUCE F. DYER

                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT ("Agreement") is made as of the ____ day of October, 1996, by and between Bruce F. Dyer, an individual resident of the State of Nevada ("Employee"), and Precision Systems, Inc., a Delaware corporation (the "Company" or "PSI").


                                   WITNESSETH

         WHEREAS, Employee desires to serve as a Vice President of PSI and President of BFD Productions, Inc. ("BFD"), and PSI desires to employ Employee as a Vice President of PSI and to cause BFD to employ Employee as President of BFD, and Employee and the Company desire to embody in this Agreement the terms and conditions under which Employee shall be employed;

         NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Employee and the Company, intending to be legally bound hereby, AGREE AS FOLLOWS:


         1.      RETENTION OF EMPLOYEE

         Effective on the Closing Date, as such term is defined in that certain Stock Purchase Agreement among Precision Systems, Inc., Bruce F. Dyer, Patricia
A. Schmitt and Christina J. Colligan, dated October __, 1996 the Company agrees to retain Employee, as a Vice President of PSI and to cause BFD to retain Employee as President of BFD on the terms and subject to the conditions herein provided.

         2.      EMPLOYMENT, DUTIES AND RESPONSIBILITIES OF EMPLOYEE

         (a) Full Time and Attention. During the term of this Agreement, Employee shall serve as a Vice President of PSI and President of BFD and shall be a full-time employee of PSI and BFD (PSI and BFD shall hereinafter be referred to as the "Companies") and shall give his best effort and skill, to the Companies' businesses, affairs and interests. Notwithstanding the above referenced employment capacities, Employee may form and operate a separate company to engage in the development, marketing and sale of multimedia entertainment and derive income therefrom as long as such entity does not directly or indirectly compete with the current activities of PSI and/or BFD (a "Permissible Business"). Employee may devote a portion of his time and effort in operating or participating in this outside venture during the three year term of this Employment Agreement provided that Employee shall devote not less than forty hours per week in the performance of his duties as Vice President of PSI and President of BFD.

         (b) Duties of Employee. During the term of this Agreement, Employee shall perform such services and assume such duties and responsibilities as are prescribed for the Vice President of

PSI and the President of BFD, subject to the general supervision of the Board of Directors of PSI and BFD, and in all respects use his best efforts to further enhance and develop the Companies' businesses, affairs, interests and welfare.

         3.      TERM OF AGREEMENT

         The term of this Agreement shall commence on the Closing Date, and shall terminate three years thereafter, unless terminated earlier as provided in Section 8.

         4.      TERMS OF EMPLOYMENT

         As compensation and consideration for the performance by Employee of his obligations under this Agreement, Employee shall be entitled to the following:

         (a) Base Salary. During the term of this Agreement, the Company shall pay to the Employee a base salary totaling one hundred twenty-five thousand U.S. Dollars (US $125,000) per annum. This base salary shall be payable in regular bi-weekly intervals and shall be subject to such withholding and other normal employee deductions as may be required by law. This base salary may be increased by the Company's Board of Directors in its sole discretion.

         (b) Annual Bonus. Employee shall receive an annual bonus under PSI's incentive compensation program for executives as determined in the discretion of the Board of Directors of PSI.

         (c) Consideration for Non-Compete. As separate consideration for Employee's entering into the Exclusivity/Non-Competition provision of Section 6 of this Agreement, Employee shall be paid an amount ("Non-Compete Amount") in each of the three fiscal years commencing on September 1, 1996, equal to 30% of the excess of EBITGW (earnings before interest, taxes and amortization related to the goodwill created through the acquisition by PSI of the stock of BFD) realized in each such fiscal year calculated in accordance with generally accepted accounting principles consistently applied ("GAAP") on a consistent basis throughout the periods involved over the following amounts:

                 FY 1997          $400,000.00
                 FY 1998          $450,000.00
                 FY 1999          $500,000.00

The Non-Compete Amount payable in accordance with this Section 4(c) shall only be payable to Employee during the Employee's employment with the Company and shall be payable on a pro rata basis for a partial year of service up to the time that Employee's employment is terminated for any reason whatsoever. The Non-Compete Amount payable in accordance with this Section 4(c) shall be limited to the EBITGW realized by the Company during the periods specified herein in connection with the Business and shall not include the earnings, sales or other results of PSI or any other current or future subsidiary or affiliate of PSI. The maximum aggregate Non-Compete Amount payable under this
Section 4(c) shall be $1,000,000.00. The Company shall pay Employee the annual Non-Compete Amount within ninety (90) days of the end of each fiscal year.

         (d) Stock Options. Effective on the Closing Date, Employee shall receive an option to purchase 50,000 shares of the PSI's common stock. The exercise price for such option granted pursuant to this Section 4(d) shall be the closing price of PSI's common stock on the trading date immediately prior to the Closing Date. The option shall vest in equal annual increments of 20% (10,000 shares). The option will vest with respect to the initial 20% on the Closing Date and shall vest with respect to additional increments of 20% on each subsequent anniversary of the Closing Date during Employee's employment with the Companies until the option is fully vested. Once vested, the option will be exercisable with respect to the vested portion for a period of ten years from the date of grant. The option will lapse with respect to that portion of the option which has not been exercised at the end of such exercise period. The unvested portion of the option will expire upon the termination of Employee's employment with the Company for any reason. Vested options will terminate immediately upon a termination of employment for Cause (as hereinafter defined). The option granted pursuant to this Section 4(d) shall be subject to the additional terms and conditions set forth in the PSI Stock Option and Restricted Stock Plan.

         (e) Benefits. Employee shall be entitled to participate in such benefit plans, including the PSI Management Incentive Program, as provided by the Company to its employees and/or its officers from time to time during the term hereof; provided, however, that with respect to any benefit plan adopted by the Company that bases the benefits available under such plan to the compensation received by Employee, such benefits shall be calculated on the basis and to the extent of Employee's base salary as determined in accordance with paragraph (a) of this Section 4.

         (f) Vacations. Employee shall be entitled to the number of vacation days in each calendar year determined in accordance with the Company's vacation policy. The Employee shall also be entitled to all paid holidays given by the Company to its employees.

         (g) Expenses. During the term of the Employee's employment hereunder, the Employee shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Employee in performing services hereunder, including all expenses of travel and living expenses while away from home on business or at the request of and in service of the Companies, provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by the Company. Employee shall be allowed to travel via first class fare as long as the difference between the coach and first class fare does not exceed $250.00 one way.

         (h)     Corporate Headquarters.  During the term of this Agreement,
(i) the corporate headquarters of BFD shall remain in Las Vegas, Nevada and
(ii) Employee shall not be transferred to another location without prior written consent.


         5.      CONFIDENTIALITY

         (a) Confidentiality. Employee acknowledges that during the course of his employment he will, from time to time, be invested with confidential information relating to the business practices of the Companies and their affiliates and subsidiaries ("Associated Companies") and customers of the Companies. Employee hereby agrees to keep all such information confidential. Employee also agrees that he will not, except as required in the conduct of Companies' respective business, as required by law, or as authorized in writing by the Company, publish, disclose or make use of any such information or knowledge unless and until such information or knowledge shall have ceased to be secret or confidential without his fault.

         (b) Exclusive Property. Employee confirms that all confidential information is the exclusive property of the Company. All business records, papers and other documents kept or made by Employee relating to the business of the Companies or Associated Companies shall be and remain the property of the Company or Associated Companies. Upon the termination of his employment or upon the request of the Companies at any time, Employee shall promptly deliver to the Company, and shall retain no copies of, any written materials, records and documents made by Employee or coming into his possession concerning the business or affairs of the Companies or Associated Companies other than personal notes or correspondence of Employee not containing proprietary information relating to such business or affairs.

         (c) Inventions, Rights to Improvements. Employee hereby sells, transfers and assigns to the Company any right, title and interest in any and all inventions, improvements, discoveries, and ideas (whether or not patentable or copyrightable) (collectively the "Intellectual Property") which Employee may make or conceive while acting in his capacity as an employee of the Companies during the term of this Agreement, and which relate to or are applicable to any phase of the Companies' businesses. Employee also agrees to hereby sells, transfers and assigns to BFD the Intellectual Property made or conceived while acting as an employee of BFD prior to the date hereof. Employee hereby agrees to communicate promptly and disclose to the Companies all information, details and data pertaining to the aforementioned Intellectual Property and to execute any documents and do any act reasonably necessary to perform Employee's duties under this Section 5(c). Employee also affirms that if any such Intellectual Property shall be deemed confidential by the Companies, he will not disclose any such Intellectual Property without prior written authorization from a majority of the members of PSI's Board of Directors.

         (d) Survival of Section. The provisions of this Section 5 shall survive the termination of this Agreement for any reason whatsoever.


         6.      EXCLUSIVITY / NON-COMPETITION

         (a) Exclusivity / Non Competing Employment. At no time during the term of Employee's employment with the Companies will he directly or indirectly own an interest in, manage, operate, join, control, lend money or render financial or other assistance to or participate in or be connected with, as an officer, employee, partner, stockholder, consultant or otherwise, any individual, partnership, firm, corporation or other business organization or entity that at such time is engaged in inbound call processing service bureau business via 900, 800 or local phone numbers (the "Business") in competition with the Companies in the geographic regions served by the Companies as of the date of such termination. In addition, in consideration of PSI's agreement to pay the Non-Compete Amount, for the one-year period (the "Restricted Period") from the date of termination of Employee's employment with the Company (including, without limitation, a termination by

Employee), Employee shall not, unless he receives the prior written consent of the Board of Directors of PSI, directly or indirectly, own an interest in, manage, operate, join, control, lend money or render financial or other assistance to or participate in or be connected with, as an officer, employee, partner, stockholder, consultant or otherwise, any individual, partnership, firm, corporation or other business organization or entity that at such time is engaged in the Business. Furthermore, the parties acknowledge and agree that this provision shall not prohibit Employee from starting and participating in the formation and operation of a Permissible Business.

         (b) No Interference. During the Restricted Period, Employee shall not, whether for his own account or for the account of any other individual, partnership, firm, corporation or other business organization, intentionally solicit, endeavor to entice away from the Companies or Associated Companies, or otherwise interfere with the relationship of the Companies or Associated Companies with any person who is employed by the Companies or Associated Companies, or any person or entity who is, or was within the most recent one-year period immediately preceding the date of termination of Employee's employment, a customer or client of the Companies or Associated Companies.

         (c) Stock Ownership. Nothing in this Agreement shall prohibit Employee from acquiring or holding any securities of any company listed on a national securities exchange or quoted on the automated quotation system of the National Association of Securities Dealers, Inc.

         (d) Survival of Section. The provisions of this Section 6 shall survive the termination of this Agreement for any reason whatsoever.


         7.      REMEDIES

         (a) Specific Performance. Employee hereby acknowledges that a breach of Sections 5 or 6 of this Agreement may result in material irreparable injury to the Companies for which there is no adequate remedy at law, that it will not be possible to measure damages for such a breach, and that in the event of such a breach or threat thereof the Companies shall be entitled to obtain a temporary restraining order, a preliminary injunction, and a permanent injunction restraining Employee from engaging in activities prohibited by this Agreement. Employee further acknowledges that in the event of such a breach or threat thereof the Companies shall be entitled to obtain such other or further relief as may be required to specifically enforce any of the covenants of this Agreement.

         (b) Remedies not Exclusive. The remedies of this Section shall be cumulative and not exclusive, and shall be in addition to any other remedy which the Companies may have.

         (c) Survival of Remedies. This Section 7 shall survive the termination of this Agreement for any reason whatsoever.

         8.      TERMINATION OF EMPLOYMENT

         Employee's employment hereunder may be terminated without any breach of this Agreement under the following conditions:

         (a) Termination by the Companies for Cause. The Companies may terminate this Agreement and Employee's employment with Cause (as defined below) prior to the expiration of this Agreement, by sending Employee written notice of such termination for Cause. The date of such notice shall be the date of termination of this Agreement. If the Companies terminate Employee's employment for Cause, Employee shall not receive any severance payment or other benefits pursuant to any employee benefit plan or policy of either of the Companies. For purposes of this Agreement, "Cause" shall mean (1) dishonesty or fraud resulting in damage to the business of the Companies or its Associated Companies; (2) embezzlement or theft of assets of the Companies or any of their Associated Companies; (3) competing with the Companies or aiding a competitor of the Companies or any of its Associated Companies (the parties acknowledge that Employee's participation in the formation and operation of Permissible Business is excluded as the basis for a cause termination); or (4) conviction for a felony resulting in damage to the business of the Companies or its Associated Companies.

         (b) Termination by the Companies without Cause. The Companies may terminate this Agreement and Employee's employment without Cause (as defined below) after the first anniversary of Employee's employment by the Companies under this Agreement by Sending Employee written notice of such termination without Cause. The date of such notice shall be the date of termination of this Agreement. Notwithstanding anything in this Agreement to the contrary, if the Companies terminate Employee's employment without Cause pursuant to this paragraph (b), (i) and if such termination shall be prior to the third anniversary of this Agreement, Employee shall continue to be considered employed by the Companies with respect to all salary, bonus, consideration for non-compete, stock options and benefits under this Agreement until the third anniversary of this Agreement, and (ii) irrespective of the date of termination of this Agreement, Employee shall be entitled to any severance payment or other benefits due to Employee pursuant to any employee benefit plan or policy of either of the Companies. For purposes of this Agreement, "without Cause" shall mean for any reason whatsoever.

         (c) Death. Notwithstanding anything to the contrary herein contained, Employee's employment and this Agreement shall terminate upon his death.

         (d) Delivery of Material. Employee agrees that upon the termination of this Agreement he will deliver to the Companies all documents, papers, materials and other property of the Companies relating to its affairs which may then be in his possession or under his control.


         9.      NOTICES

         All notices given hereunder shall be in writing and shall be deemed delivered when served personally by express package service, telex or telefax or on the third business day after being deposited in the United States mail, certified or registered mail, postage prepaid, addressed as follows:

         If to PSI:

                          Precision Systems, Inc.
                          11800 30th Street North
                          St. Petersburg, FL 33716
                          Attention: Russell I. Pillar
                          Telecopier: (1) (813) 572-7637;

                          with a copy to:

                          Baker & McKenzie
                          815 Connecticut Avenue, N.W.
                          Washington, D.C. 20006
                          Attention: Thomas J. Egan, Jr., Esq.
                          Telecopier: (1) (202) 452-7074;

         If to Employee:

                          BFD Productions, Inc.
                          1221 South Casino Center
                          Las Vegas, Nevada 89104-1015
                          Attention: Bruce F. Dyer
                          Telecopier: (1) (702) 387-3805;

                          with a copy to:

                          Dominic P. Gentile, Ltd.
                          First Interstate Bank Building, 4th Floor
                          302 East Carson Avenue
                          Las Vegas, Nevada 89101
                          Attention:  Mr. James N. Mancuso
                          Telecopier: (1) (702) 382-9309


         Any party may change its address for notices by communicating its new address in writing to the other party.


         10.     MISCELLANEOUS

         (a) Agreement is Non-Assignable. This Agreement is a personal service contract and shall not be assignable by Employee or by the Company, except that the Company may assign this Agreement to any person or entity which succeeds to either of the Companies' rights and liabilities by merger, sale of assets as a going concern, or consolidation with either of the Companies.

         (b) Binding Effect. All rights and obligations and agreements of the parties under this Agreement shall be binding upon and enforceable against, and inure to the benefit of the parties and their personal representatives, heirs, legatees and devises, and any Person succeeding by operation of law to their rights under this Agreement, except that such personal representatives, heirs, legatees, devises and other persons shall have no obligation to perform Employee's duties described in Section 2 hereof.

         (c) Representations. Employee and the Company each represent and warrant that there are no restrictions, agreements or limitations on their rights or ability to enter into and perform the terms of this Agreement.

         (d) Further Assurances. Employee and the Company, as the case may be, shall execute and deliver such further instruments and do such further acts and things as may be required to carry out the terms or conditions of this Agreement or as may be consistent with the intent and purpose of this Agreement.

         (e) Rights of Third Parties. Nothing in this Agreement, expressed or implied, is intended to confer upon any person other than the parties hereto any rights or remedies under or by reason of this Agreement.

         (f) Effect of Waiver. A waiver of, or failure to exercise, any rights provided for in this Agreement, in any respect, shall not be deemed a waiver of any further or future rights hereunder. Except for rights which must be exercised within a specified time period under this Agreement, no rights herein shall be considered as waived, whether intentionally or not, unless waived in a writing signed by the party to be charged with the waiver.

         (g) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of Delaware applicable to contracts made and performed in that jurisdiction, without regard to the principles of conflicts of laws.

         (h) Amendments. This Agreement may not be changed or amended orally, but only by an agreement in writing signed by all parties hereto.

         (i) Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, and such counterparts shall together constitute but one and the same instrument.

         (j) Severability. If a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, then:

                 (1) the remaining terms and provisions hereof shall be unimpaired, and

                 (2) the invalid or unenforceable term or provision shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

         (k) Captions. The captions to the Sections contained in this Agreement are for reference only, do not form a substantive part of this Agreement, and shall not restrict or enlarge any substantive provision of this Agreement.

         (l) Entire Agreement. This Agreement supersedes all prior agreements, oral or written between the parties hereto with respect to the employment of Employee by the Companies. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof, and the parties shall not be bound by any terms, conditions, statements, covenants, representations or warranties, oral or written, not herein contained.

         IN WITNESS WHEREOF, the parties have executed this Employment Agreement effective as of the date first written above.

                                        PRECISION SYSTEMS INC.




                                        By:
                                           -------------------------------------
                                        Its:
                                            ------------------------------------


                                        EMPLOYEE




                                        ----------------------------------------
                                        Bruce F. Dyer

                                   EXHIBIT C


                            [Intentionally Omitted]

                                   EXHIBIT D

                                LEGAL OPINION OF
                                JAMES N. MANCUSO

[LETTERHEAD] DOMINIC P. GENTILE, LTD.


                                October 2, 1996

Precision Systems, Inc.
11800 30th Street North
St. Petersburg, Fla. 33716

   RE: STOCK PURCHASE AGREEMENT (THE "AGREEMENT") DATED OCTOBER 2, 1996, AMONG PRECISION SYSTEMS, INC., A DELAWARE CORPORATION ("PSI"), BRUCE
            F. DYER, PATRICIA A. SCHMITT AND CHRISTINA J. COLLIGAN
            (COLLECTIVELY THE "SELLING SHAREHOLDERS")

Gentlemen:

         I have served as special counsel to BFD and the Selling Shareholders, in connection with PSI's purchase, pursuant to the Agreement, of all of the outstanding shares of capital stock of BFD Productions, Inc., a Nevada corporation ("BFD"), for cash and shares of the capital stock of PSI. Capitalized terms used in this opinion that are not otherwise defined herein shall have the respective meanings set forth in the Agreement.

         In acting as counsel to BFD and the Selling Shareholders, I have examined the Agreement, copies of the Certificate of Incorporation and By-Laws of BFD, and the minutes of the meetings and resolutions of the Board of Directors of BFD authorizing the execution and delivery of the Agreement and the consummation of all transactions contemplated therein. In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as copies, the authenticity of the originals of such documents submitted as copies, and

Precision Systems, Inc.
October 2, 1996
Page Two


the legality, enforceability, validity and binding effect under relevant state law of each document, agreement and certificate other than those agreements regarding which this opinion is given. With respect to certain facts, I have relied upon the statements and certifications of government officials, as well as the directors, officers and agents of the Selling Shareholders, which statements and certifications I have not verified independently. I have assumed that the Agreement has been duly authorized, executed and delivered by, and is a valid and enforceable obligation of PSI.

         Based upon and subject to the foregoing, I am of the opinion that:

         1. BFD is a corporation duly organized, validly existing and in good standing under the laws of Nevada and has the requisite corporate power to own its property and assets and to conduct its business as it is currently being conducted.

         2. The authorized capital stock of BFD is 2,500 shares of Common Stock. Each Selling Shareholder owns and has good and marketable title to that number of shares of the Common Stock of BFD set forth opposite his or her name in Exhibit A hereto, of record and beneficially, free and clear of any liens, claims, encumbrances or restrictions, and all such shares are all duly authorized, validly issued, fully paid, non-assessable and not subject to any preemptive rights. The shares of Common Stock of BFD delivered to PSI are not subject to any proxy or other restriction that will in any way limit the ability of PSI to vote such shares or otherwise exercise any rights or privileges of a holder of shares of capital stock.

         3.      The corporate records of BFD reflect no further outstanding
(a) shares of capital stock or other securities or phantom or other equity interests of BFD, (b) securities of BFD convertible into or exchangeable for shares of capital stock or other securities of BFD, or (c) options or other rights to acquire from BFD any capital stock, other securities or phantom or other equity interest of BFD. I have no knowledge of any outstanding obligations of BFD to repurchase, redeem or otherwise reacquire any securities of BFD.

Precision Systems, Inc.
October 2, 1996
Page Three


         4. Each of the Selling Shareholders has all requisite power and authority to execute and deliver the Agreement. Each of the Selling Shareholders has all requisite power and authority to perform his or her obligations under the Agreement, and no other proceedings on the part of BFD or any of the Selling Shareholders are necessary to Authorize the Agreement, and the transactions contemplated thereby. The Agreement has been duly executed and delivered each of the Selling Shareholders and is a legal, valid and binding obligation of each of them, enforceable against each of them in accordance with its terms, subject to bankruptcy, insolvency, preferential transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         5. To my knowledge, the execution and delivery of the Agreement and the consummation of the transactions contemplated thereby will not constitute or result in a default or violation of any term or provision of the terms or provisions of any mortgages, indentures, leases, material agreements or other material instruments or of any judgments, decrees, governmental orders, statutes, rules or regulations by which the Selling Shareholders are bond or to which any of the properties or assets of the Selling Shareholders are subject.

         6. The execution, delivery and performance of the Agreement by the Selling Shareholders will not (a) violate any provision of the Certificate of Incorporation or By-Laws of BFD, (b) in my knowledge will not constitute a material default under the provisions of any material agreement known to counsel to which BFD is a party or by which it is bound or, (c) to my knowledge, violate any law, statute, rule, or regulation or order, writ, judgment, injunction, or decree of any court, administrative agency, or governmental body applicable to BFD or the Selling Shareholders, either individually or collectively, or any of their respective properties.

         7. No permit, authorization, consent, or approval of or by, or any notification of or filing with, any governmental entity is required to be obtained, waived or made by any of BFD and the Selling Shareholders in connection with the execution, delivery and performance by the Selling Shareholders of the Agreement,

Precision Systems, Inc.
October 2, 1996
Page Four


except for such declarations, filings, registrations or permits that have already been made or obtained.

                                        Sincerely,
                                        Dominic P. Gentile, Ltd.

                                        /s/ James Mancuso

                                        James Mancuso, Esquire


JM:jmb

                                   EXHIBIT E

                       LEGAL OPINION OF BAKER & MCKENZIE

                         [LETTERHEAD] BAKER & MCKENZIE



                                October 7, 1996


Bruce F. Dyer
Patricia A. Schmitt
Christina J. Colligan
c/o BFD Productions, Inc.
1221 South Casino Center
Las Vegas, Nevada 89104-1015

         RE: STOCK PURCHASE AGREEMENT (THE "AGREEMENT") DATED OCTOBER 3, 1996, AMONG PRECISION SYSTEMS, INC., A DELAWARE CORPORATION ("PSI"), BRUCE F. DYER, PATRICIA A. SCHMITT AND CHRISTINA J. COLLIGAN (COLLECTIVELY THE "SELLING SHAREHOLDERS").

Gentlemen:

         We have served as special counsel to PSI, in connection with PSI's purchase, pursuant to the Agreement, of all of the outstanding shares of capital stock of BFD Productions, Inc., a Nevada corporation ("BFD"), for cash and shares of the capital stock of PSI. Capitalized terms used in this opinion that are not otherwise defined herein shall have the respective meanings set forth in the Agreement.

         In acting as counsel to PSI, we have examined the Agreement, copies of the Certificate of Incorporation and By-Laws of PSI, and the minutes of the meetings and resolutions of the Board of Directors of PSI authorizing the execution and delivery of the Agreement and the consummation of all transactions contemplated therein. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such documents submitted as copies, and the legality, enforceability, validity and binding effect under relevant law of each document, agreement and certificate other than those agreements regarding which this opinion is given. We have not undertaken an examination of the corporate or other records of PSI, except as indicated herein. With respect to certain facts, we have relied upon the statements and certifications of government officials, as well as the directors, officers and agents of PSI, which statements and certifications we have not verified

Bruce F. Dyer
Patricia A. Schmitt
Christina J. Colligan
c/o BFD Productions, Inc.
October 7, 1996
Page 2


independently. We have assumed that the Agreement has been duly authorized, executed and delivered by, and is a valid and enforceable obligation of the Selling Shareholders.

         Based upon and subject to the foregoing, we are of the opinion that:

         1. PSI is a validly existing corporation in good standing under the laws of Delaware.

         2. PSI has the requisite corporate power to own its property and assets and to conduct its business as it is currently being conducted.

         3. The Agreement has been duly and validly authorized, executed and delivered by PSI and constitutes a legally valid and binding obligation of PSI, enforceable in accordance with its terms, subject to bankruptcy, insolvency, preferential transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         4. The execution, delivery and performance of the Agreement by PSI will not (a) violate any provision of the Certificate of Incorporation or By-Laws of PSI, (b) to our knowledge will not constitute a material default under the provisions of any material agreement known to counsel to which PSI is a party or by which it is bound or, (c) to our knowledge, violate any law, statute, rule, or regulation or order, writ, judgment, injunction, or decree of any court, administrative agency, or governmental body applicable to or any of its properties.

         5. The shares of Common Stock of PSI issued in connection with the Agreement and delivered to the Selling Shareholders are validly issued, and, assuming that PSI receives the consideration therefor contemplated by the Agreement, fully paid and nonassessable.

         This opinion speaks only at and as of its date and is based solely on the facts and circumstances known to us at and as of such date. We disclaim any obligation to notify the Selling Shareholders or any other person after the date of this letter if any change in fact or law should result in a change as to our opinion with respect to any matter set forth herein.

Bruce F. Dyer
Patricia A. Schmitt
Christina J. Colligan
c/o BFD Productions, Inc.
October 7, 1996
Page 3


         We express no opinion as to the enforceability of the indemnification provisions contained in Sections 5.6(i) and (j) of the Agreement.

         The words "known to counsel," "to our knowledge" and other similar phrases used herein mean that, in the course of our representation of PSI in connection with this transaction no information has come to our attention that would give us actual knowledge or actual notice that any such opinions or other matters are not accurate or that any of the documents, certificates, reports and information on which we have relied are not accurate and complete. Except as otherwise stated herein, we have undertaken no independent investigation or verification of such matters. The words "our knowledge" used herein are intended to be limited to the knowledge of the lawyers within the Washington Office of this firm who have recently worked on matters on behalf of PSI.

         We are members of the bar of the District of Columbia in the United States, and the opinions set forth herein are limited to the federal laws of the United States and the Delaware General Corporation Law. For purposes of rendering the opinion set forth in paragraph three above, we have assumed, with your consent, that the law of the State of Florida, which is the governing law specified in the Agreement, is the same as the law of the District of Columbia. No opinion is expressed as to the laws of any other jurisdiction or the effect which the laws of any other jurisdiction might have on the subject matter of the opinions expressed herein under conflict of laws principles or otherwise.

         This opinion furnished solely for the benefit of the Selling Shareholders in connection with the Agreement. It is not to be furnished to, or relied upon by, in whole or in part, any other person or entity whatsoever without our prior written consent.


                                        Very truly yours,

                                        /s/ Baker & McKenzie

                                        Baker & McKenzie